As filed with the Securities and Exchange Commission on March 5, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VALEANT PHARMACEUTICALS INTERNATIONAL
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	33-0628076 (I.R.S. Employer Identification Number)
One Enterprise
Aliso Viejo, California 92656
(949) 461-6000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

SEE TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS BELOW

Steve T. Min, Esq.
14 Main Street, Suite 140
Madison, NJ 07940
(973) 549-5292
(Name and address, including zip code, and telephone
number, including area code, of agent for service)

Please address a copy of all communications to:
James W. McKenzie, Jr., Esq.
Michael F. Marino, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103-2921
(215) 963-5134
Fax: (215) 963-5001

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
     If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of each Class of	Amount to	Offering Price	Aggregate	Amount of
Securities to be Registered	be Registered	Unit	Offering Price	Registration Fee
8.375% Senior Notes due 2016	$365,000,000	100%	$354,105,788 (1)	$25,248
Guarantees of 8.375% Senior Notes due 2016	N/A	N/A	N/A	(2)

(1)	Based upon the book value of the securities as of January 31, 2010 pursuant to Rule 457(f)(2) under the Securities Act.

(2)	No separate registration fee is due for the guarantees pursuant to Rule 457(n) under the Securities Act.

     The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

	State or other	Primary Standard
	Jurisdiction	Industrial	I.R.S. Employer
	of Incorporation or	Classification	Identification
Exact Name of Subsidiary Guarantor Registrant as Specified in its Charter *	Organization	Code Number	Number
Amarin Pharmaceuticals Inc.	Delaware	5122	13-4096932
Harbor Pharmaceuticals, Inc.	Ohio	5122	20-0211035
Healthchoice Online, LLC	Delaware	5122	37-1473228
Hyland Capital, Inc.	Delaware	6159	33-0860694
ICN Medical Alliance, Inc.	California	5122	33-0933982
ICN Southeast, Inc.	Delaware	2833	33-0216000
Oceanside Pharmaceuticals, Inc.	Delaware	5122	33-0845345
Valeant Biomedicals, Inc.	Delaware	6799	13-3179561
Valeant China, Inc.	Delaware	6799	33-0697447
Valeant Pharmaceuticals North America	Delaware	5122	33-0949894
Coria Laboratories, Ltd.	Delaware	6794	26-0291510
Dow Pharmaceutical Sciences, Inc.	Delaware	6794	68-0174793

*	Each Subsidiary Guarantor Registrant is a direct or indirect subsidiary of Valeant Pharmaceuticals International. The address and telephone number of the principal executive offices of Amarin Pharmaceuticals Inc., Harbor Pharmaceuticals, Inc., Healthchoice Online, LLC, Hyland Capital, Inc., ICN Medical Alliance, Inc., ICN Southeast, Inc., Oceanside Pharmaceuticals, Inc., Valeant Biomedicals, Inc., Valeant China, Inc. and Valeant Pharmaceuticals North America are c/o Valeant Pharmaceuticals International, One Enterprise, Aliso Viejo, California 92656, telephone (949) 461-6000. The address and telephone number of the principal executive offices of Coria Laboratories, Ltd. are 3801 Hulen Street, Fort Worth, Texas 76107, telephone (866) 819-9007. The address and telephone number of the principal executive offices of Dow Pharmaceutical Sciences, Inc. are 1330 Redwood Way, Petaluma, California 94954, telephone (707) 793-2600.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THESE SECURITIES IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH 5, 2010
PROSPECTUS
$365,000,000
VALEANT PHARMACEUTICALS INTERNATIONAL
EXCHANGE OFFER FOR
8.375% SENIOR NOTES DUE 2016

     We are offering, upon and subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange an aggregate principal amount of up to $365,000,000 of our 8.375% senior notes due 2016 and the related guarantees (collectively referred to in this prospectus as, the “exchange notes”), which have been registered under the Securities Act of 1933, for a like principal amount of our outstanding 8.375% senior notes due 2016 and related guarantees (collectively referred to in this prospectus as, the “old notes”), which were previously issued without registration under the Securities Act. We are conducting the exchange offer in order to satisfy our obligations under the exchange and registration rights agreement entered into in connection with the private placement of the old notes (referred to in this prospectus as, the “exchange and registration rights agreement”).
The Exchange Offer
•	We will exchange a like principal amount of exchange notes for all old notes that are validly tendered and not validly withdrawn.

•	You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2010, unless extended.

•	We will not receive any proceeds from the exchange offer.

•	We believe the exchange of old notes for exchange notes in the exchange offer generally will not be a taxable event for U.S. federal income tax purposes, but you should read “Certain Material United States Federal Income Tax Considerations” on page 77 of this prospectus for more information.
The Exchange Notes
•	The form and terms of the exchange notes will be substantially identical to the form and terms of the old notes, except that:
o	the offer and sale of the exchange notes will have been registered under the Securities Act of 1933, and therefore, the exchange notes generally will not be subject to the restrictions on transfer applicable to the old notes or bear legends restricting their transfer; and

o	specified rights under the exchange and registration rights agreement, including the provisions providing for registration rights and the right to earn additional interest under circumstances relating to our registration obligations thereunder, will be limited or eliminated.
•	The old notes are not listed on any national securities exchange and we do not intend to list the exchange notes on any national securities exchange.
          See “Risk Factors” beginning on page 15 of this prospectus for a discussion of certain risks you should consider before deciding whether to participate in the exchange offer.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is      , 2010

WHERE YOU CAN FIND MORE INFORMATION	iv
DOCUMENTS INCORPORATED BY REFERENCE	iv
INDUSTRY AND MARKET DATA	v
FORWARD-LOOKING STATEMENTS	v
SUMMARY	1
RISK FACTORS	15
USE OF PROCEEDS	28
DESCRIPTION OF OTHER INDEBTEDNESS	28
THE EXCHANGE OFFER	29
DESCRIPTION OF THE EXCHANGE NOTES	39
CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	77
PLAN OF DISTRIBUTION	78
LEGAL MATTERS	79
EXPERTS	79
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EX-99.4

     In this prospectus, unless otherwise stated or the context otherwise requires:
•	“we,” “us,” “our,” “the Company” and “Valeant” refer to Valeant Pharmaceuticals International and (unless the context otherwise requires) its subsidiaries on a consolidated basis;

•	“subsidiary guarantors” refers to those subsidiaries of Valeant Pharmaceuticals International that guarantee the obligations of Valeant Pharmaceuticals International under the old notes and the exchange notes;

•	“old notes” refers to the $365,000,000 aggregate principal amount of 8.375% senior notes due 2016 of Valeant Pharmaceuticals International and (unless the context otherwise requires) the guarantees thereof made by the subsidiary guarantors, which were previously issued without registration under the Securities Act;

•	“exchange notes” refers to $365,000,000 aggregate principal amount of 8.375% senior notes due 2016 of Valeant Pharmaceuticals International and (unless the context otherwise requires) the guarantees thereof made by the subsidiary guarantors, which have been registered under the Securities Act and which we are offering in exchange for the old notes pursuant to this prospectus and the accompanying letter of transmittal; and

•	“notes” refers collectively to the old notes and the exchange notes.

     This prospectus incorporates important business and financial information about the Company that is not included in or delivered with this document. You may obtain this information, without charge, if you call or write us at the address or telephone number set forth in this prospectus under the heading “Documents Incorporated by Reference.” To obtain this information in a timely fashion, you must make your request no later than      , 2010. In the event that we extend the exchange offer, you must submit your request at least five business days before the expiration of the exchange offer, as extended.

     You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information contained in or incorporated by reference into this prospectus is accurate only as of the date on the front cover of this prospectus or the date of the document incorporated by reference, as applicable. Our business, condition (financial or otherwise), results of operations and prospects may have changed since then. We are not making an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

ii

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The accompanying letter of transmittal relating to the exchange offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the completion of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

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WHERE YOU CAN FIND MORE INFORMATION
     We are subject to certain information reporting requirements of the Securities Exchange Act of 1934, as amended (referred to in this prospectus as, the “Exchange Act”), and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to you at the SEC’s website at http://www.sec.gov and our website at www.valeant.com. The reference to our website address is intended as an inactive textual reference only. The information contained on, or that can be accessed through, our website is not a part of this prospectus.
     We have filed a registration statement on Form S-4 with the SEC to register the exchange notes under the Securities Act of 1933, as amended (referred to in this prospectus as, the “Securities Act”). This prospectus is part of that registration statement. As allowed by the SEC’s rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You should note that where we summarize in this prospectus the terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in the prospectus is less complete than the actual contract, agreement or document. You may review and obtain a copy of the registration statement and the exhibits that are a part of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website or our website. You can also call or write us for a copy as described below under the heading “Documents Incorporated by Reference.”
DOCUMENTS INCORPORATED BY REFERENCE
     The SEC allows us to “incorporate by reference” the information we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede this information. Our file number for documents we file with the SEC is 1-11397.
     We incorporate by reference into this prospectus the following documents that we have filed with the SEC (other than such documents or information deemed to be furnished and not filed in accordance with SEC rules):
•	Annual Report on Form 10-K for the year ended December 31, 2009 (including the portions of our definitive Proxy Statement for our 2010 Annual Meeting of Stockholders incorporated therein by reference); and
•	Current Report on Form 8-K filed January 11, 2010.
     We also incorporate by reference into this prospectus all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the expiration of the exchange offer (other than such documents or information deemed to be furnished and not filed in accordance with SEC rules), which future filings shall be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such documents.
     Any statement contained in this prospectus or in any document incorporated by reference into this prospectus shall be deemed to be modified or, where applicable, superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document that also is incorporated by reference into this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by

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reference into this prospectus and a copy of the registration statement of which this prospectus is a part (including the exhibits to such registration statement). You can request copies of such documents if you call or write us at the following address or telephone number:
Valeant Pharmaceuticals International
One Enterprise
Aliso Viejo, California 92656
Attention: Corporate Secretary
Telephone: (949) 461-6000
Exhibits to the documents incorporated by reference will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document. You may also obtain copies of the documents incorporated by reference into this prospectus, as well as the registration statement of which this prospectus is a part, as described above under the heading “Where You Can Find More Information.”
INDUSTRY AND MARKET DATA
     This prospectus and the documents incorporated by reference into this prospectus contain information with respect to industry conditions, market share and other statistical data from third-party sources or based upon our estimates using such sources when available. While we believe that such information and estimates are reasonable and reliable, we have not independently verified any of the data from third-party sources, and we cannot guarantee the accuracy or completeness of the information. Similarly, our internal research is based upon our understanding of industry conditions, market share and other statistical data and such information has not been verified by any independent sources.
FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” that are subject to the safe harbors created under the U.S. federal securities laws. All statements that are not statements of historical facts are hereby identified as forward-looking statements for these purposes and include, among others, statements with respect to:
•	our future economic performance, operating results, financial condition, capital resources or prospects;

•	projections of revenue, expenses, income and losses, earnings (losses) per share, capital expenditures, dividends, growth rates or other financial items;

•	market or industry trends,

•	legal or regulatory developments;

•	future events;

•	the anticipated effect of acquisitions, litigation, new (or changes to existing) laws, regulations or accounting principles or other matters on our business, economic performance, operating results, financial condition, capital resources or prospects;

•	our plans, objectives and strategies for future operations or otherwise; and

•	our expectations and beliefs.

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Forward-looking statements can generally be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” variations of such words or other words that convey uncertainty of future events or outcome, although not all forward-looking statements contain these identifying words.
     Our forward-looking statements are subject to known and unknown risks and uncertainties, many of which are outside of our control and could cause actual results to differ materially and adversely from those expressed or implied by such statements. For a discussion of some of these risks and uncertainties, please read carefully the information contained under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus, as well as the other information contained herein and therein. You are cautioned not to place undue reliance on forward-looking statements.
     Each forward-looking statement speaks only as of the date of this prospectus or, in the case of documents incorporated by reference, the date of the applicable document (or any earlier date indicated in the statement), and we undertake no obligation to update or revise any of these statements, whether as a result of new information, future developments or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

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SUMMARY
     This summary highlights certain information about us, the exchange offer and exchange notes. It does not contain all of the information that may be important to you in deciding whether to participate in the exchange offer. For a more complete description of our company, the exchange offer and the exchange notes, you should read this entire prospectus, as well as the documents incorporated by reference into this prospectus, which are described under “Documents Incorporated by Reference,” prior to deciding whether to participate in the exchange offer.
Valeant Pharmaceuticals International
     We are a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products. Our specialty pharmaceutical and over-the-counter, or OTC, products are marketed under brand names and are sold in the United States, Canada, Australia and New Zealand, where we focus most of our efforts on the dermatology and neurology therapeutic classes. We also have branded generic and OTC operations in Europe and Latin America which focus on pharmaceutical products that are bioequivalent to original products and are marketed under company brand names.
Business Strategy
     Our strategy is to focus the business on core geographies and therapeutic classes, maximize pipeline assets through strategic partnerships with other pharmaceutical companies and deploy cash with an appropriate mix of selective acquisitions, share buybacks and debt repurchases. We believe this strategy will allow us to improve both our growth rates and profitability.
     Our leveraged research and development model is a key element to our business strategy. It allows us to progress development programs to drive future commercial growth, while minimizing our research and development expense. This is achieved in 4 ways: (1) we structure partnerships and collaborations so that our partner partially funds development work, e.g., collaboration on retigabine with Glaxo Group Limited (referred to in this prospectus as “GSK”), a wholly-owned subsidiary of GlaxoSmithKline plc, (2) we bring products already developed for other markets to our territories, e.g., our joint venture relationship in Canada with Meda AB, an international specialty pharmaceutical company located in Stockholm, Sweden, (3) we acquire dossiers and registrations for branded generic products, which require limited and low risk manufacturing start-up and development activities and (4) we have a dermatology service business that works with external customers as well as progresses our internal development programs. This service business model allows higher utilization and infrastructure cost absorption.
     In March 2008, we announced a company-wide restructuring effort, designed to streamline our business, align our infrastructure to the scale of our operations, maximize our pipeline assets and deploy our cash assets to maximize shareholder value, while highlighting key opportunities for growth. Specifically, we reduced our focus to two therapeutic classes — dermatology and neurology, and to five geographic areas — U.S., Canada, Australia/New Zealand, Mexico/Brazil and Central Europe, and we adjusted our business infrastructure to support our strategy.
Segment Information
     Our current product portfolio comprises approximately 380 products, with approximately 2,000 stock keeping units, with no individual product comprising 10% or more of our consolidated revenues in 2009. Our products are sold through the following three segments:
•	Specialty Pharmaceuticals — The Specialty Pharmaceuticals segment generates product revenues from pharmaceutical and OTC products primarily from the United States, Canada, Australia and New Zealand. Within the Specialty Pharmaceuticals segment, we have a broad range of pharmaceutical products including dermatology, neurology and prescription products in other therapeutic areas. These pharmaceutical products are marketed and sold primarily through wholesalers and to a lesser extent through retail and direct-to-physician channels. Additionally, within the Specialty Pharmaceuticals segment, we generate alliance revenue and service revenue from the licensing of dermatological products and from contract services in the areas of dermatology and topical medication.

•	Branded Generics — Europe - The Branded Generics — Europe segment generates revenues from branded generic pharmaceutical products primarily in Poland, Hungary, the Czech Republic and Slovakia. Our Branded Generics — Europe segment develops, manufactures and markets products that are the therapeutic equivalent to their brand name counterparts, which are developed when patents or other regulatory exclusivity no longer protect an originator’s brand product. Our branded generics strategy is to develop a commercialization strategy to differentiate these products through innovative marketing tactics. Our products in this region are sold under the ICN Polfa brand name and we market our portfolio of generic branded products to doctors and pharmacists through approximately 300 sales professionals. Our branded generics in this segment cover a broad range of treatments including antibiotics, antifungal medications and diabetic therapies among many others.

•	Branded Generics — Latin America - The Branded Generics — Latin America segment generates revenues from branded generic pharmaceutical products and OTC products in Mexico, Brazil and exports out of Mexico to other Latin American markets. Our branded generic and generic products are developed when patents or other regulatory exclusivity no longer protect an originator’s brand product. Our products in this region are primarily marketed to physicians and pharmacies through approximately 300 sales professionals under the Grossman brand. Our generic portfolio is primarily sold through the Government Health Care System, which awards its business through a tender process. Our portfolio in this segment covers a broad range of therapeutic classes including antibacterials, vitamin deficiency and dermatology.
Marketing
We currently promote our pharmaceutical products to physicians, hospitals, pharmacies and wholesalers through our own sales force and sell through wholesalers. In some limited markets, we additionally sell directly to physicians, hospitals and large drug store chains and we sell through distributors in countries where we do not have our own sales staff. As part of our marketing program for pharmaceuticals, we use direct mailings, advertise in trade and medical periodicals, exhibit products at medical conventions and sponsor medical education symposia.
Manufacturing
We currently operate ten manufacturing plants. We also subcontract the manufacturing of certain of our products, including products manufactured under the rights acquired from other pharmaceutical companies. Generally, acquired products continue to be produced for a specific period of time by the selling company. During that time, we integrate the products into our own manufacturing facilities or initiate toll manufacturing agreements with third parties. We estimate that products representing approximately 60% of our product sales are produced by third party manufacturers under toll manufacturing arrangements.
Products in Development
We currently have a number of compounds in clinical development including, but not limited to:
•	Retigabine — Retigabine is being developed by us in collaboration with GSK as an adjunctive treatment for partial-onset seizures in patients with epilepsy. On October 30, 2009, the New Drug Application, or NDA, was filed for retigabine for the treatment of refractory partial onset seizures. The U.S. Food and Drug Administration, or FDA, accepted the NDA for review on December 29, 2009 and established a Prescription Drug User Fee Act date of August 30, 2010. In addition, the European Medicines Evaluation Agency confirmed on November 17, 2009 that the Marketing Authorization Application, or MAA, was successfully validated, thus enabling the MAA review to commence.

•	Taribavirin — Taribavirin (formerly referred to as viramidine) was in development in oral form for the treatment of hepatitis C. During 2009, we ceased further independent development work on taribavirin and we are seeking potential partners for the taribavirin program.

•	Dermatology Products — We have a number of dermatology product candidates in development including, but not limited to:

•	IDP-107 is an oral treatment for moderate to severe acne vulgaris.

•	IDP-108 is an antifungal targeted to treat onychomycosis, a fungal infection of the fingernails and toenails primarily in older adults.

•	IDP-113 is a topical therapy for the treatment of tinea capitis, which is a fungal infection of the scalp characterized by redness, scaling and bald patches, particularly in children. IDP-113 has the same active pharmaceutical ingredient as IDP-108.

•	IDP-115 combines an established anti-rosacea active ingredient with sunscreen agents to provide sun protection in the same topical treatment for rosacea patients.
Other Information
     We are incorporated under the laws of Delaware. Our principal executive offices are located at One Enterprise, Aliso Viejo, California 92656, our telephone number at that address is (949) 461-6000 and our website address is www.valeant.com. The reference to our website address is intended as an inactive textual reference only. The information contained on, or that can be accessed through, our website is not a part of this prospectus.
     For more information regarding us and our business you should read our Annual Report on Form 10-K for the year ended December 31, 2009 and the other documents incorporated by reference into this prospectus. See “Documents Incorporated by Reference.”
Recent Developments
     On February 28, 2010, we entered into an agreement with Spear Pharmaceuticals, Inc. and Spear Dermatology Products, Inc. (collectively “Spear”) for rights to commercialize Refissa ®, a prescription-based topical tretinoin cream used to diminish fine wrinkles and fade irregular pigmentation due to sun damage. We paid Spear a $12.0 million upfront payment and will share profits with Spear from our sales of Refissa ® which we will record. We will use our dermatology sales force to promote Refissa ® to dermatologists nationwide.

The Exchange Offer
     On June 9, 2009 we completed a private placement of our outstanding unregistered old notes. In connection with that private placement, we entered into an exchange and registration rights agreement with the initial purchasers of the old notes (referred to in this prospectus as, the “exchange and registration rights agreement”) in which we agreed to, among other things, complete an exchange offer for the old notes. The following is a brief summary of certain terms and conditions of the exchange offer. For a more complete description of the exchange offer, you should read the section of this prospectus entitled “The Exchange Offer.”

The Exchange Offer	We are offering to exchange the exchange notes for a like principal amount of the old notes. Old notes may be tendered only in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. We are making this exchange offer to satisfy our obligations under the exchange and registration rights agreement. After the exchange offer is complete, except as set forth below, you will no longer be entitled to any exchange or registration rights with respect to the notes.

The exchange and registration rights agreement requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for your benefit if you notify us prior to the 20th business day following the completion of the exchange offer that you would not receive freely tradable exchange notes in the exchange offer or you are ineligible to participate in the exchange offer. See “The Exchange Offer—Purpose and Effect.”

Exchange Notes	Up to $365 million aggregate principal amount of 8.375% Senior Notes due 2016. The form and terms of the exchange notes will be substantially identical to the form and terms of the old notes, except that:

	•	the offer and sale of the exchange notes will have been registered under the Securities Act, and therefore, the exchange notes generally will not be subject to the restrictions on transfer applicable to the old notes or bear legends restricting their transfer; and

	•	specified rights under the exchange and registration rights agreement, including the provisions providing for registration rights and the right to earn additional interest under circumstances relating to our registration obligations thereunder, will be limited or eliminated.

Resales of the Exchange Notes	Based on interpretative letters of the SEC staff to third parties, we believe that the exchange notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act if you meet all of the following conditions:

	•	you are acquiring the exchange notes in the ordinary course of your business;

	•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in a distribution of the exchange notes;

	•	you are not an affiliate of ours, as the term “affiliate” is defined in Rule 405 under the Securities Act; and

	•	you are not acting on behalf of any person or entity that could not truthfully make these representations.

If you do not meet all of the above conditions, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the exchange notes.

Each broker-dealer that receives exchange notes for its own account in the exchange offer for old notes that it acquired as a result of market-making activities or other trading activities must deliver a prospectus in connection with any resale of the exchange notes and acknowledge this obligation in the letter of transmittal. See “Plan of Distribution.”

Our belief that transfers of exchange notes would be permitted without registration or prospectus delivery under the conditions described above is based on SEC interpretations given to other, unrelated issuers in similar exchange offers. We cannot assure you that the SEC would make a similar interpretation with respect to our exchange offer. We will not be responsible for or indemnify you against any liability you may incur under the Securities Act. You should consult your own legal adviser with respect to such matters.

Consequences of Failure to Exchange	If you do not participate or properly tender your old notes in the exchange offer:

• you will retain old notes that are not registered under the Securities Act and that will continue to be subject to restrictions on transfer that are described in the legend on the old notes;

• you will not be able to require us to register your old notes under the Securities Act, except in the very limited circumstances described above under “The Exchange Offer”;

• you will not be able to offer to resell or transfer your old notes unless they are registered under the Securities Act or unless you offer to resell or transfer them pursuant to an exemption under the Securities Act; and

• the trading market for your old notes may become more limited to the extent that other holders of old notes participate in the exchange offer.

Acceptance of Old Notes and Delivery of Exchange Notes
Except under the circumstances summarized below under “Conditions to the Exchange Offer,” we will accept for exchange any and all old notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. The exchange notes to be issued to you in the exchange offer will be delivered promptly following the expiration of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2010, unless we decide to extend the exchange offer. We do not intend to extend the exchange offer, although we reserve the right to do so.

Procedures for Tendering Old Notes
The old notes were issued as global securities in fully registered form without coupons. Beneficial interests in the old notes that are held by direct or indirect participants in The Depository Trust Company (referred to in this prospectus as, “DTC”) through certificateless depositary interests that are shown on, and transfers of the old notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.

If you are a holder of an old note held in the form of a book-entry interest and you wish to exchange your old note for an exchange note pursuant to the exchange offer, you must transmit to The Bank of New York Mellon Trust Company, N.A., as exchange agent, on or prior to the expiration of the exchange offer a computer-generated message transmitted by means of DTC’s Automated Tender Offer Program (referred to in this prospectus as, “ATOP”) system and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

The exchange agent must also receive on or prior to the expiration of the exchange offer either:

	•	a timely confirmation of book-entry transfer of your old notes into the exchange agent’s account at DTC, in accordance with the procedure for book-entry transfers described in this prospectus under the heading “The Exchange Offer—Procedures for Tendering Old Notes—Book-Entry Transfer”; or

	•	the documents necessary for compliance with the guaranteed delivery procedures described below.

A letter of transmittal accompanies this prospectus. By delivering a computer-generated message through DTC’s ATOP system, you will represent to us, among other things, that:

	•	you are acquiring the exchange notes in the exchange offer in the ordinary course of your business;

	•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in a distribution of the exchange notes;

	•	you are not an affiliate of ours, as the term “affiliate” is defined in Rule 405 under the Securities Act; and

	•	you are not acting on behalf of any person or entity that could not truthfully make these representations.

Special Procedures for Beneficial Owners
If you are the beneficial owner of old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes, you should promptly contact the person in whose name your old notes are registered and instruct that person to tender on your behalf. See “The Exchange Offer—Procedures for Tendering Old Notes.”

Guaranteed Delivery Procedures	If you wish to tender your old notes and you cannot get the required documents to the exchange agent before the expiration date of the exchange offer, or the procedure for book-entry transfer cannot be completed on a timely basis, you may tender your old notes in accordance with the guaranteed delivery procedures set forth in “The Exchange Offer—Procedures for Tendering Old Notes—Guaranteed Delivery Procedures.”

Withdrawal	You may withdraw any tender of your old notes at any time prior to the expiration of the exchange offer.

Conditions to the Exchange Offer	We reserve the right in our sole discretion to terminate the exchange offer at any time before the acceptance of any old notes for exchange. As set forth in the exchange and registration rights agreement, we will complete the exchange offer only if it will not violate applicable law or any applicable interpretation of the staff of the Commission and no injunction, order or decree has been issued that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer. See “The Exchange Offer—Conditions.”

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as the exchange agent in connection with the exchange offer. The address, facsimile number and telephone number of the exchange agent are set forth under “The Exchange Offer — Exchange Agent.”

Federal Income Tax Consequences	We believe your exchange of old notes for exchange notes in the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. See “Certain Material United States Federal Income Tax Considerations.”

No Appraisal Rights	You do not have any appraisal or dissenters’ rights under the Delaware General Corporation Law in connection with the exchange offer.

Accounting Treatment	We will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles and such costs will be amortized over the term of the exchange notes under generally accepted accounting principles.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in connection with the exchange offer. See “Use of Proceeds.”

The Exchange Notes
     The form and terms of the exchange notes will be substantially identical to the form and terms of the old notes, except that:
•	the offer and sale of the exchange notes will have been registered under the Securities Act of 1933, and therefore, the exchange notes generally will not be subject to the restrictions on transfer applicable to the old notes or bear legends restricting their transfer; and

•	specified rights under the exchange and registration rights agreement, including the provisions providing for registration rights and the right to earn additional interest under circumstances relating to our registration obligations thereunder, will be limited or eliminated.
     The exchange notes will evidence the same debt as the old notes and will rank equally with the old notes. The same indenture will govern both the old notes and the exchange notes.
     The following is a brief summary of certain terms of the exchange notes. When we refer to “the notes” below and elsewhere in this prospectus, we are referring to both the old notes and the exchange notes. Some of the terms described below are subject to important limitations and exceptions. For a more complete description of the terms of the exchange notes, you should read the section of this prospectus entitled “Description of the Exchange Notes.” For purposes of this summary, references to “we,” “us,” “our,” “the Company” and “Valeant” are to Valeant Pharmaceuticals International (parent company only) and not to any of its subsidiaries.

Issuer	Valeant Pharmaceuticals International.

Exchange Notes Offered	$365,000,000 aggregate principal amount of 8.375% senior notes due 2016.

Maturity Date	June 15, 2016.

Interest	Interest on the exchange notes will accrue at the rate of 8.375% per annum and will be payable semi-annually in arrears on June 15 and December 15. Interest on the exchange notes will accrue from December 15, 2009 (the date interest was most recently paid on the old notes). In order to avoid duplicative payment of interest, all interest accrued on old notes that are accepted for exchange before June 15, 2010 will be superseded by the interest that is deemed to have accrued on the exchange notes from December 15, 2009 through the date of the exchange. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Valeant will make each interest payment to the Holders of record on the immediately preceding June 1 and December 1.

Original Issue Discount	As in the case of the old notes, the exchange notes will be treated as having been issued with original issue discount for United States federal income tax purposes (but based on the issue date of the old notes). Thus, in addition to stated interest on the notes, U.S. holders (as defined in “Certain Material United States Federal Income Tax Considerations”) will be required to include any amounts representing the original issue discount in gross income on a constant yield basis for United States federal income tax purposes in advance of the receipt of cash payments to which such income is attributable. Each holder should consult its own tax adviser as to the particular tax consequences that would bear on its exchange of old notes for exchange notes, and the holding of exchange notes, including the applicability and effect of any state, local or foreign tax laws and of any proposed changes in applicable laws.

Guarantees	The exchange notes will be jointly and severally guaranteed by certain of our subsidiaries (referred to in this prospectus as, “subsidiary guarantors”). Additional subsidiaries may be required to guarantee the notes, and the guarantee of any subsidiary may be released, in each case, in the circumstances set forth under “Description of the Exchange Notes — Subsidiary Guarantees.”

As of December 31, 2009, the non-guarantor subsidiaries held $667.1 million, or 51% , of our total consolidated assets. The non-guarantor subsidiaries generated $422.4 million, or 51%, of our total consolidated revenue and $122.2 million, 52%, of our total consolidated income from operations for the year ended December 31, 2009.

Ranking	The exchange notes will be senior unsecured obligations of ours. Accordingly, they will rank:

	•	equal in right of payment to all of our existing and future unsecured and unsubordinated indebtedness;

	•	senior in right of payment to all of our existing and future indebtedness that expressly provides for subordination to the notes; and

	•	effectively junior in right of payment to all of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. As of December 31, 2009, we had $2.0 million of secured indebtedness outstanding.

The guarantees will be the senior unsecured obligation of the applicable subsidiary guarantor. Accordingly they will rank:

	•	equal in right of payment to all of the applicable subsidiary guarantor’s existing and future unsecured and unsubordinated indebtedness;

	•	senior in right of payment to all of the applicable subsidiary guarantor’s existing and future indebtedness that expressly provides for subordination to the notes; and

	•	effectively junior in right of payment to all of the applicable subsidiary guarantor’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. As of December 31, 2009, the subsidiary guarantors had no secured indebtedness outstanding.

In addition, the notes will be effectively junior in right of payment to all liabilities of our non-guarantor subsidiaries. As of December 31, 2009, the non-guarantor subsidiaries had an aggregate of $344.1 million of liabilities.

Optional Redemption	At any time prior to June 15, 2012, we may redeem the notes, in whole or in part, at a redemption price equal to the principal amount of the notes, plus the premium described under the heading “Description of the Exchange Notes— Optional Redemption.”

In addition, at any time prior to June 15, 2012, we may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes with the proceeds from certain equity offerings at a redemption price equal to 108.375% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date.

On or after June 15, 2012, we may redeem all or a part of the notes at the redemption prices listed under the heading “Description of the Exchange Notes — Optional Redemption,” plus accrued and unpaid interest and liquidated damages, if any, to the applicable redemption date.

Change of Control	If we experience a change of control, you will have the right to require us to repurchase all or part of your notes at 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase. See “Description of the Exchange Notes — Repurchase at the Option of Holders.”

Certain Covenants	The indenture governing the exchange notes contains covenants that, among other things, will limit our ability and the ability of our restricted subsidiaries to:

	•	incur or guarantee additional debt or issue disqualified stock;

	•	pay dividends, or make redemptions, repurchases or distributions, with respect to ordinary shares or capital stock;

	•	create or incur certain liens;

	•	make certain loans or investments;

	•	engage in mergers, acquisitions, amalgamations, asset sales and sale and leaseback transactions; and

	•	engage in transactions with affiliates.

These covenants are subject to a number of important limitations and exceptions (including the suspension of covenants under certain circumstances). See “Description of the Exchange Notes — Certain Covenants.”

Form and Denominations	The exchange notes will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The exchange notes will be represented by one or more notes registered in global form, without interest coupons attached. Upon the consummation of the exchange offer, these global notes will be deposited with The Depository Trust Company (referred to in this prospectus as “DTC”) in New York, New York, or remain in the custody of the trustee and registered in the name of DTC or its nominee, in each case for credit to the account of a direct or indirect participant in DTC. Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants. Beneficial interests may not be exchanged for notes in certificated form, except in limited circumstances.

Governing Law	The exchange notes and the indenture governing the exchange notes will be governed by New York law.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Absence of Public Market for the Exchange Notes	The exchange notes are new securities for which there is no established trading market and we do not intend to list the exchange notes on any national securities exchange. The absence of an active trading market for the exchange notes could have an adverse effect on the liquidity and value of the exchange notes.

Selected Consdolidated Financial Data
     The following table sets forth certain of our historical consolidated financial data. The financial data for the years ended December 31, 2009, 2008 and 2007 and as of December 31, 2009 and 2008 is derived from our audited consolidated financial statements that are incorporated by reference into this prospectus. The financial data for the years ended December 31, 2006 and 2005 and as of December 31, 2007, 2006 and 2005 is derived from our audited consolidated financial statements that are not incorporated by reference nor included elsewhere in this prospectus.
     The following information should be read in conjunction with, and is qualified by reference to, our financial statements (including the related notes to those financial statements) and the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference into this prospectus.
     Our historical financial information may not be indicative of our results of operations or financial position to be expected in the future.

	Year Ended December 31,
	2009 (1)	2008 (1)	2007	2006	2005 (1)
	(In thousands exceptper share data)
Revenues:
Product sales	$710,761	$593,165	$603,051	$603,810	$546,429
Service revenue	22,389	—	—	—	—
Alliance revenue	97,311	63,812	86,452	81,242	91,646

Total revenues	830,461	656,977	689,503	685,052	638,075

Income (loss) from continuing operations before income taxes	199,349	(172,680)	20,145	3,522	(92,838)
Provision (benefit) for income taxes (2)	(58,270)	34,688	13,535	36,577	67,034

Income (loss) from continuing operations	257,619	(207,368)	6,610	(33,055)	(159,872)
Income (loss) from discontinued operations, net of tax (3)	6,125	166,548	(26,796)	(37,332)	(40,468)

Net income (loss)	263,744	(40,820)	(20,186)	(70,387)	(200,340)
Less: Net income attributable to noncontrolling interest	3	7	2	3	287

Net income (loss) attributable to Valeant	$263,741	$(40,827)	$(20,188)	$(70,390)	$(200,627)

Basic income (loss) per share attributable to Valeant:
Income (loss) from continuing operations attributable to Valeant	$3.15	$(2.37)	$0.07	$(0.35)	$(1.74)
Income (loss) from discontinued operations attributable to Valeant	0.07	1.90	(0.29)	(0.40)	(0.45)

Net income (loss) per share attributable to Valeant	$3.22	$(0.47)	$(0.22)	$(0.75)	$(2.19)

Diluted income (loss) per share attributable to Valeant:
Income (loss) from continuing operations attributable to Valeant	$3.07	$(2.37)	$0.07	$(0.35)	$(1.74)
Income (loss) from discontinued operations attributable to Valeant	0.07	1.90	(0.28)	(0.40)	(0.45)

Net income (loss) per share attributable to Valeant	$3.14	$(0.47)	$(0.21)	$(0.75)	$(2.19)

Dividends declared per share of common stock	$—	$—	$—	$0.24	$0.23

	As of December 31,
	2009	2008	2007	2006	2005
			( In thousands )
Balance Sheet Data:
Cash and cash equivalents	$68,080	$199,582	$287,728	$311,012	$208,397
Working capital (4)	125,079	175,450	412,272	348,402	220,447
Net assets of discontinued operations (3)	—	—	272,047	282,251	307,096
Total assets	1,305,479	1,185,932	1,492,321	1,503,386	1,512,740
Total debt (5)	600,589	398,802	716,821	698,502	681,606
Stockholders’ equity	371,179	251,748	479,571	509,857	527,843

Notes to Selected Consolidated Financial Data:
(1)	The results of operations of Coria Laboratories Ltd. (“Coria”), DermaTech Pty Ltd. (“DermaTech”), Dow Pharmaceutical Sciences, Inc. (“Dow”), EMO-FARM sp. z o.o. (“Emo-Farm”), Tecnofarma S.A. de C.V. (“Tecnofarma”), Private Formula Holdings International Pty Limited (“PFI”) and Laboratoire Dr. Renaud (“Dr. Renaud”) are included since their respective acquisition dates of October 15, 2008; November 14, 2008; December 31, 2008; April 29, 2009; July 31, 2009; October 6, 2009 and December 15, 2009. In connection with our acquisitions prior to 2009, portions of the purchase price are allocated to acquired in-

process research and development (“IPR&D”) on projects that, as of the acquisition date, had not yet reached technological feasibility and had no alternative future use. In 2008, we recorded $185.8 million and $0.5 million of IPR&D expense related to the acquisitions of Dow and Coria, respectively. In 2005, we acquired Xcel for approximately $280.0 million of which $126.4 million was allocated to IPR&D costs and charged to expense.

(2)	The tax provision in 2005 included a net charge of $27.4 million associated with an Internal Revenue Service examination of our U.S. tax returns for the years 1997 to 2001 (including interest). The tax provision in 2007 includes a net credit of $21.5 million to partially reverse the 2005 charge, as a result of resolving many of the issues raised during the examination through an appeals process. In 2007, 2006 and 2005, we recorded valuation allowance increases of $58.6 million, $33.1 million and $44.5 million, respectively, against our deferred tax asset to recognize the uncertainty of realizing the benefits of our accumulated U.S. and state net operating losses and credits. In 2007, the increase in the U.S. valuation allowance was offset by liabilities for uncertain tax positions of $60.1 million, with a net decrease of the valuation allowance of $7.0 million. As of December 31, 2008, the valuation allowances totaled $123.8 million. During 2008, based upon certain transactions including the sale of our business operations located in Western and Eastern Europe, Middle East and Africa (the “WEEMEA business”) and reversal of our intent to indefinitely reinvest foreign earnings, we released $23.6 million and $4.5 million of the valuation allowance through additional capital and goodwill, respectively. Additionally, the tax provisions in 2005 and 2008 do not reflect tax benefits for acquired IPR&D charged to expense. The tax benefit in 2009 includes $102.5 million related to the partial release of our valuation allowance in the U.S. as we determined that it is more likely than not that we would utilize our deferred tax assets with the exception of state capital losses and foreign net operating losses. See Note 11 of notes to consolidated financial statements in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2009 for additional information. Such Annual Report is incorporated by reference into this prospectus. See “Documents Incorporated by Reference.”

(3)	In September 2008 and September 2007, we reclassified our WEEMEA business and Infergen ® operations, respectively, as discontinued operations. The consolidated financial statements have been reclassified for all historical periods presented. In 2006, the loss from discontinued operations was partly offset by the partial release of $5.6 million from a reserve for our environmental liability related to our former biomedical facility. In December 2005, we acquired the U.S. and Canadian rights to Infergen ® from InterMune. In this transaction, we charged $47.2 million to acquired IPR&D. As a result of the reclassification of the Infergen ® operations to discontinued operations, this charge was classified as an expense within discontinued operations.

(4)	Working capital in 2007 and 2006 excludes $325.9 million and $236.6 million, respectively, of assets held for sale.

(5)	In June 2009, we issued $365.0 million aggregate principal amount of the old notes. In 2009, we repurchased $173.5 million aggregate principal amount of our 3.0% Convertible Subordinated Notes due 2010 (the “3.0% Notes”) and 4.0% Convertible Subordinated Notes due 2013 (the “4.0% Notes”). In 2008, we repurchased $32.6 million aggregate principal amount of our 3.0% Notes. In July 2008, we redeemed $300.0 million aggregate principal amount of 7.0% Senior Notes due 2011 (the “7.0% Senior Notes”).

Ratio of Earnings to Fixed Charges
     The following table presents our ratio of earnings to fixed charges for the periods indicated:

		Years Ended December 31,
	2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges	5.2x	—	1.3x	1.1x	—
     The ratio of earnings to fixed charges is computed by dividing earnings to fixed charges. For purposes of calculating the ratio of earnings to fixed charges, earnings represents pre-tax income from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries. Fixed charges include: interest expense, including amortization of debt issuance cost and amortization of debt discount; and the portion of rental expense that we believe is representative of the interest component of rental expense. For the years ended December 31, 2008 and 2005, earnings were insufficient to cover fixed charges by approximately $172.7 million and $92.8 million, respectively. The Company accounts for interest and penalties related to uncertain tax positions as part of its (benefit) provision for income taxes, and therefore, these charges are not included as a component of interest expense within fixed charges.
Risk Factors
     See “Risk Factors” beginning on page 15 of this prospectus and the other information included or incorporated by reference in this prospectus for a discussion of certain risks you should consider before deciding whether to participate in the exchange offer.

RISK FACTORS
     You should carefully consider the risks described below as well as the other information contained in or incorporated by reference into this prospectus before deciding whether to participate in the exchange offer. These risks are not the only ones facing us or relevant to the exchange offer or your investment in the notes. There may be additional risks and uncertainties not presently known to us or that we currently believe are immaterial. The occurrence of any one or more of these known or unknown risks could materially and adversely affect our business, condition (financial or otherwise), operating results, prospects, ability to satisfy our payment obligations under the notes and the value of the notes. In such case, you could lose all or part of your investment in, and expected return on, the notes.
Risks Relating to the Exchange Offer and the Notes
If you fail to exchange your old notes, they will continue to be restricted securities and may become less liquid.
     Old notes which you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities. You may not offer or sell untendered old notes except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue exchange notes in exchange for the old notes pursuant to the exchange offer only following the satisfaction of procedures and conditions described in “The Exchange Offer — Procedures for Tendering Old Notes.” These procedures and conditions include timely receipt by the exchange agent of the old notes and of a properly completed and duly executed letter of transmittal.
     If most of the old notes are tendered in this exchange offer, the liquidity of the market for any old notes remaining after the completion of the exchange offer may be substantially limited. Any old note tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the old notes outstanding. Following the exchange offer, if you did not tender your old notes you generally will not have any further registration rights and your old notes will continue to be subject to transfer restrictions. Accordingly, the liquidity of the market for any old notes could be adversely affected.
You may not receive exchange notes in the exchange offer if the exchange offer procedure is not followed.
     We will issue the exchange notes in exchange for your old notes only if you properly tender your old notes before expiration of the exchange offer. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to tenders of old notes for exchange. If you are the beneficial holder of old notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person through whom your old notes are held and instruct that person to tender on your behalf.
There is no established trading market for the exchange notes. If an actual trading market does not develop for the exchange notes, you may not be able to resell them quickly, for the price that you paid, or at all.
     The exchange notes are new securities for which there is no established trading market and we do not intend to list the exchange notes on any national securities exchange. As a result, no assurance can be given:
•	as to the development or continuation of any market for the exchange notes;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell your exchange notes or the price at which you will be able to sell your exchange notes.
The absence of an active trading market for the exchange notes could have an adverse effect on the liquidity and value of the exchange notes.

     Even if a trading market develops, the market price of the notes will depend on many factors, including, among others, the following:
•	prevailing interest rates;

•	our business, results of operations, condition (financial and otherwise) and prospects;

•	ratings, if any, assigned to the exchange notes by rating agencies; and

•	the market for similar securities.
     Historically, the market for debt securities similar to the exchange notes has been subject to disruptions that have caused volatility in prices of securities similar to the exchange notes. We cannot assure you that the market, if any, for the exchange notes will be free from similar disruptions. Any such disruptions may have an adverse effect on the price at which you are able to sell your exchange notes, regardless of our business, results of operations, condition (financial or otherwise) and prospects.
Broker-dealers may need to comply with the registration and prospectus delivery requirements of the Securities Act.
     Any broker-dealer that (1) exchanges its old notes in the exchange offer for the purpose of participating in a distribution of the exchange notes or (2) resells exchange notes that were received by it for its own account in the exchange offer may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.
Our substantial level of debt could materially and adversely affect our ability to fulfill our obligations under the notes, our ability to react to changes in our business and our ability to incur additional debt to fund future needs.
     We have a substantial amount of debt. For more detail regarding our debt, see “Selected Consolidated Financial Data”. Our debt could have important consequences for holders of the notes. For example, it could:
•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for working capital, capital expenditures, acquisitions, research and development and other purposes;

•	increase our vulnerability to adverse economic and industry conditions;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate;

•	limit our noteholders’ rights to receive payments under the notes if secured creditors have not been paid;

•	place us at a competitive disadvantage compared to our competitors that have relatively less debt;

•	limit our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions, research and development and other purposes; and

•	prevent us from raising the funds necessary to repurchase all notes tendered to us upon the occurrence of certain changes of control, which would constitute a default under the indenture governing the notes.
     In addition, restrictions imposed by the indenture governing the notes and our other outstanding indebtedness may limit our ability to operate our business and to finance our future operations or capital needs or to engage in other business activities.
To service our third-party debt, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control, and any failure to meet our third-party debt service obligations could harm our business, financial condition and results of operations.
     Our ability to pay interest on and principal of the notes and our ability to satisfy our other debt obligations will depend principally upon our future operating performance. As a result, prevailing economic conditions and financial, business and other factors, many of which are beyond our control, will affect our ability to make payments on our debt. If we do not generate sufficient cash flow from operations to satisfy our debt service obligations, including payments on the notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. Our ability to restructure or refinance our debt will depend on the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. Our inability to generate sufficient cash flow to satisfy our debt service obligations, including the inability to service the notes offered hereby, or to refinance our obligations on commercially reasonable terms, would have an adverse effect, which could be material, on our business, financial position, results of operations and cash flows, as well as on our ability to satisfy our obligations in respect of the notes.
     Our subsidiaries own our assets and conduct our operations. Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including each series of notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. Our non-guarantor subsidiaries include foreign subsidiaries and they may be prohibited by law or other regulations from distributing funds to us and/or we may be subject to payment of repatriation taxes and withholdings. While the indenture governing the notes will limit the ability of some of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries or receive cash via cash repatriation strategies for services rendered and intellectual property, we may be unable to make required principal and interest payments on our indebtedness, including the notes.
The terms of the indenture governing the notes may restrict our current and future operations, particularly our ability to respond to changes in our business or to take certain actions.
     The indenture governing the notes offered hereby will contain, and any future indebtedness of ours would likely contain, a number of restrictive covenants imposing significant operating and financial restrictions on us and our subsidiaries, including restrictions that may limit our ability to engage in acts that may be in our long-term best interests and may adversely affect our ability to finance future operations or capital needs or to engage in other business activities.
     The indenture governing the notes includes covenants restricting, among other things, our ability to:
•	incur or guarantee additional debt or issue disqualified stock;

•	pay dividends, or make redemptions, repurchases or distributions, with respect to ordinary shares or capital stock;

•	create or incur certain liens;

•	make certain loans or investments;

•	engage in mergers, acquisitions, amalgamations, asset sales and sale and leaseback transactions; and

•	engage in transactions with affiliates.
These covenants and other restrictive covenants are subject to a number of qualifications and exceptions.
The assets of our subsidiaries that are not guarantors will be subject to prior claims by creditors of those subsidiaries.
     You will not have a claim as a creditor against our subsidiaries that are not guarantors of the notes. Not all of our subsidiaries will guarantee the notes and our subsidiaries that do guarantee the notes may obtain releases of their guarantees as set forth in the indenture. See “Description of the Exchange Notes — Subsidiary Guarantees.” Therefore, the assets of our non-guarantor subsidiaries will be subject to prior claims by creditors of those subsidiaries, whether secured or unsecured. Unrestricted subsidiaries under the indenture are also not subject to the covenants in the indenture. For the year ended December 31, 2009, our non-guarantor subsidiaries generated $422.4 million, or 51%, of our total consolidated revenue and $122.2 million, or 52%, of our total consolidated income from operations. In addition, as of December 31, 2009, our non-guarantor subsidiaries held $667.1 million, or 51%, of our total consolidated assets and had $344.1 million, or 37%, of our total consolidated liabilities (including trade payables), to which the notes are structurally subordinated.
We and our subsidiaries may be able to incur substantially more debt, including secured debt.
     Subject to the restrictions in the indenture governing the notes and our other outstanding indebtedness, we and our subsidiaries may incur significant additional debt, including secured debt, that would be effectively senior to the notes. Although the terms of these facilities and the indenture governing the notes contain restrictions on the incurrence of additional debt, including secured debt, these restrictions are subject to a number of important exceptions, including our ability to enter into a senior secured credit facility that is secured by all of our and our subsidiaries’ assets, and debt incurred in compliance with these restrictions could be substantial. If we and our restricted subsidiaries incur significant additional debt, the related risks that we face could intensify.
Federal and state fraudulent transfer laws may permit a court to void the guarantees and, if that occurs, you may not receive any payments on the notes.
     Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or guarantees could be voided as a fraudulent transfer or conveyance if (1) we or any of the subsidiary guarantors, as applicable, issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the subsidiary guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:
•	we or any of the subsidiary guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•	the issuance of the notes or the incurrence of the guarantees left us or any of the subsidiary guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	we or any of the subsidiary guarantors intended to, or believed that we or such subsidiary guarantor would, incur debts beyond our or such subsidiary guarantor’s ability to pay as they mature; or

•	we or any of the subsidiary guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such subsidiary guarantor if, in either case, after final judgment, the judgment is unsatisfied.
     If a court were to find that the issuance of the notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or subordinate the notes or such guarantee to presently existing and future indebtedness of ours or of the related subsidiary guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.
     We cannot be certain as to the standards a court would use to determine whether or not we or the subsidiary guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to our or any of our subsidiary guarantors’ other debt.
We may not be able to repurchase the notes if we experience a change of control.
     The indenture governing the notes requires us to offer to repurchase the notes when certain change of control events occur. If we experience a change of control, you will have the right to require us to repurchase some or all of your notes at a purchase price in cash equal to 101% of the principal amount of your notes to be repurchased plus accrued and unpaid interest and liquidated damages, if any. The indenture governing our existing convertible notes contains a change of control provision which gives the holders of such convertible notes the right to require us to repurchase the convertible notes at a purchase price in cash equal to 100% of the principal amount of the convertible notes to be repurchased plus accrued and unpaid interest.
     In the event that we experience a change of control that results in having to repurchase the notes, we may not have sufficient financial resources to satisfy all of our obligations under the notes and our existing convertible notes. In addition, the change of control covenant in the indenture governing the notes does not cover all corporate reorganizations, mergers or similar transactions and may not provide you with protection in a highly leveraged transaction. See “Description of the Exchange Notes — Change of Control”.
The notes carry original issue discount for United States federal income tax purposes.
     As in the case of the old notes, the exchange notes will be treated as having been issued with original issue discount for United States federal income tax purposes (but based on the issue date of the old notes). Thus, in addition to stated interest on the notes, U.S. holders (as defined in “Certain Material United States Federal Income Tax Considerations”) will be required to include any amounts representing the original issue discount in gross income on a constant yield basis for United States federal income tax purposes in advance of the receipt of cash payments to which such income is attributable. You should consult your own tax adviser as to the particular tax consequences that would bear on your exchange of old notes for exchange notes, and the holding of exchange notes, including the applicability and effect of any state, local or foreign tax laws and of any proposed changes in applicable laws.

If a bankruptcy petition were filed by or against us, you may receive a lesser amount for your claim than you would have been entitled to receive under the indenture governing the notes.
     As the notes continue to carry original issue discount, if a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code after the issuance of the notes, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:
•	the original issue price for the notes; and

•	that portion of the original issue discount that does not constitute “unmatured interest” for purposes of the U.S. Bankruptcy Code.
Any original issue discount that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, under these circumstances you may receive a lesser amount than you would be entitled to under the terms of the indenture governing the notes, even if sufficient funds are available. To the extent that the U.S. Bankruptcy Code differs from the U.S. Internal Revenue Code of 1986, as amended with respect to the determination of the amount of discount and the method of amortizing such discount, you may recognize taxable gain or loss upon payment of your claim in bankruptcy.
Our credit ratings may not reflect the risks of investing in the notes.
     Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the value of the notes. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating. There can be no assurance our credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade could affect the value of the notes and increase our borrowing costs.
Risks Relating to Our Company
We operate in an extremely competitive industry. If competitors develop more effective or less costly drugs for our target indications, our business could be seriously harmed.
     Many of our competitors, particularly large pharmaceutical companies, have substantially greater financial, technical and human resources than we do. Many of our competitors spend significantly more on research and development related activities than we do. Others may succeed in developing products that are more effective than those currently marketed or proposed for development by us. Progress by other researchers in areas similar to those being explored by us may result in further competitive challenges. In addition, academic institutions, government agencies and other public and private organizations conducting research may seek patent protection with respect to potentially competitive products. They may also establish exclusive collaborative or licensing relationships with our competitors.
Our business, financial condition and results of operations are subject to risks arising from the international scope of our operations.
     We conduct a significant portion of our business outside the U.S. Approximately 57% and 66% of our revenues from continuing operations were generated outside the U.S. during the years ended December 31, 2009 and 2008, respectively. We sell our pharmaceutical products in many countries around the world. All of our foreign operations are subject to risks inherent in conducting business abroad, including possible nationalization or expropriation, price and currency exchange controls, fluctuations in the relative values of currencies, political instability and restrictive governmental actions.
If retigabine and other product candidates in development do not become approved and commercially successful products, our ability to generate future growth in revenue and earnings will be adversely affected.
     We focus our development activities on areas in which we have particular strengths. The outcome of any development program is highly uncertain. Products in clinical trials may fail to yield a commercial product, or a product may be approved by the U.S. Food and Drug Administration (“FDA”) yet not be a commercial success. Success in preclinical and early stage clinical trials may not necessarily translate into success in large-scale clinical trials.
     In addition, we or a partner will need to obtain and maintain regulatory approval in order to market retigabine and other product candidates. Even if they appear promising in large-scale Phase III clinical trials, regulatory approval may not be achieved. The results of clinical trials are susceptible to varying interpretations that may delay, limit or prevent approval or result in the need for post-marketing studies. In addition, changes in regulatory policy for product approval during the period of product development and FDA review of a new application may cause delays or rejection. Even if we receive regulatory approval, this approval may include limitations on the indications for which we can market a product or onerous risk management programs, thereby reducing the size of the market that we would be able to address or our product may not be chosen by physicians for use by their patients. There is no guarantee that we will be able to satisfy the needed regulatory requirements, and we may not be able to generate significant revenue, if any, from retigabine and other product candidates.
Obtaining necessary government approvals is time consuming and not assured.
     FDA approval must be obtained in the United States and approval must be obtained from comparable agencies in other countries prior to marketing or manufacturing new pharmaceutical products for use by humans. Obtaining FDA approval for new products and manufacturing processes can take a number of years and involves the expenditure of substantial resources. Numerous requirements must be satisfied, including preliminary testing programs on animals and subsequent clinical testing programs on humans, to establish product safety and efficacy. No assurance can be given that we will obtain approval in the United States, or any other country, of any application we may submit for the commercial sale of a new or existing drug or compound. Nor can any assurance be given that if such approval is secured, the approved labeling will not have significant labeling limitations, or that those drugs or compounds will be commercially successful.
     Furthermore, changes in existing regulations or adoption of new regulations could prevent or delay us from obtaining future regulatory approvals or jeopardize existing approvals, which could significantly increase our costs associated with obtaining approvals and negatively impact our market position.
If we, our partners or licensees cannot successfully develop and/or commercialize our products, our growth rate would be negatively impacted.
     Our future growth rate will depend, in part, upon our ability or the ability of our partners or licensees to develop or obtain and commercialize new products and new formulations of, or indications for, current products. We are engaged in programs involving compounds which we may develop and/or commercialize ourselves, or with a partner or by a licensee. We may also participate in the development and/or commercialization of our partners’ product candidates. Commercializing products is time consuming, expensive and unpredictable. There can be no assurance that we will be able to, either by ourselves or in collaboration with our partners or through our licensees, successfully develop or commercialize new products, complete clinical trials, obtain regulatory approvals, or gain market acceptance for such products. Our existing arrangements with our partners and licensees contain, and future arrangements are likely to contain, various provisions, such as repayment upon termination rights, that, if exercised, could have a negative impact on efforts to commercialize the applicable products, or on our company in general. It may be necessary for us to enter into other arrangements with other pharmaceutical companies in order to market effectively any new products or new indications for existing products. There can be no assurance that we will be successful in entering into such arrangements on terms favorable to us or at all.

     Any future revenue we may obtain under our worldwide license and collaboration agreement with GSK is subject to the risks and uncertainties described above.
Due to the large portion of our business conducted outside the United States, we have significant foreign currency risk.
     We sell products in many countries that are susceptible to significant foreign currency risk. In some of these markets we sell products for U.S. Dollars. While this eliminates our direct currency risk in such markets, it increases our risk that we could lose market share to competitors because if a local currency is devalued significantly, it becomes more expensive for customers in that market to purchase our products in U.S. Dollars. The international scope of our operations may also lead to volatile financial results and difficulties in managing our operations.
We may be unable to identify, acquire and integrate acquisition targets successfully.
     Part of our business strategy includes acquiring and integrating complementary businesses, products, technologies or other assets, and forming strategic alliances, joint ventures and other business combinations, to help drive future growth. Acquisitions or similar arrangements may be complex, time consuming and expensive. They may fail to further our business strategy as anticipated, expose us to increased competition or challenges with respect to our products or geographic markets, and expose our to additional liabilities associated with acquired business, product, technology or other asset or arrangement. Any one of these challenges or risks could impair our ability to realize any benefit from our acquisition or arrangement after we have expended resources on them.
     In addition, our acquisitions strategy may require us to use a significant portion of our available cash, obtain additional debt or contingent liabilities that may increase leverage, or issue additional equity that may dilute ownership of our stockholders. We may not be able to finance acquisitions on terms satisfactory to us.
     Finally, we may not consummate some negotiations for acquisitions or arrangements. Negotiations for acquisitions or arrangements that are not ultimately consummated could result in significant diversion of management time, as well as substantial out-of-pocket costs. Our competitors may have greater resources than us and therefore be better able to complete acquisitions or may cause the ultimate price we pay for acquisitions to increase.
     We cannot forecast the number, timing or size of future acquisitions or arrangements, or the effect that any such transactions might have on our operating or financial results. Any such acquisition or arrangement could disrupt our business and negatively impact our operating results and financial condition. Our failure to implement successfully our acquisition strategy would limit our potential growth and could have a material adverse effect on our business.
If we or our third-party manufacturers are unable to manufacture our products or the manufacturing process is interrupted due to failure to comply with regulations or for other reasons, the manufacture of our products could be interrupted.
     We manufacture and have contracted with third parties to manufacture some of our drug products, including products under the rights acquired from other pharmaceutical companies. Manufacturers are required to adhere to current good manufacturing (“cGMP”) regulations enforced by the FDA or similar regulations required by regulatory agencies in other countries. Compliance with the FDA’s cGMP requirements applies to both drug products seeking regulatory approval and to approved drug products. Our manufacturing facilities and those of our contract manufacturers must be inspected and found to be in full compliance with cGMP or similar standards before approval for marketing.
     Our dependence upon others to manufacture our products may adversely affect our profit margins and our ability to develop and obtain approval for our products on a timely and competitive basis, if at all. Our failure or that of our contract manufacturers to comply with cGMP regulations or similar regulations outside of the United States can result in enforcement action by the FDA or its foreign counterparts, including, among other things, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, refusal of the government to renew marketing applications and criminal prosecution. In addition, delays or difficulties by us or with our contract manufacturers in producing, packaging, or distributing our products could adversely affect the sales of our current products or introduction of other products.
     In addition to regulatory compliance risks, our contract manufacturers in the United States and in other countries are subject to a wide range of business risks, such as seizure of assets by governmental authorities, natural disasters, and domestic and international economic conditions. Were we or any of our contract manufacturers not able to manufacture our products because of regulatory, business or any other reasons, the manufacture of our products would be interrupted. This could have a negative impact on our sales, financial condition and competitive position.
Adverse U.S. and international economic and market conditions may adversely affect our product sales and business.
     Current U.S. and international economic and market conditions are uncertain. Our revenues and operating results may be affected by uncertain or changing economic and market conditions, including the challenges faced in the credit markets and financial services industry. If domestic and global economic and market conditions remain uncertain or persist or deteriorate further, we may experience material impacts on our business, operating results and financial condition. Adverse economic conditions impacting our customers, including among others, increased taxation, higher unemployment, lower customer confidence in the economy, higher customer debt levels, lower availability of customer credit, higher interest rates and hardships relating to declines in the stock markets, could cause purchases of our products to decline, which could adversely affect our revenues and operating results.
     Moreover, our projected revenues and operating results are based on assumptions concerning certain levels of customer spending. Any failure to attain our projected revenues and operating results as a result of adverse economic or market conditions estimated by us, our investors or the securities analysts that follow our common stock, could have a material adverse effect on our business and result in a decline in the price of our common stock.
     Adverse economic and market conditions could also negatively impact our business by negatively impacting the parties with whom we do business, including among others, our business partners (including our customers as well as our alliance partners from whom we receive royalties and milestone payments), our manufacturers and our suppliers.
If our products cause, or are alleged to cause, serious or widespread personal injury, we may have to withdraw those products from the market and/or incur significant costs, including payment of substantial sums in damages.
     Even in well designed clinical trials, the potential of a drug to cause serious or widespread personal injury may not be apparent. In addition, the existence of a correlation between use of a drug and serious or widespread personal injury may not be apparent until it has been in widespread use for some period of time. Particularly when a drug is used to treat a disease or condition which is complex and the patients are taking multiple medications, such correlations may indicate, but do not necessarily indicate, that the drug has caused the injury; nevertheless we may decide to, or regulatory authorities may require that we, withdraw the drug from the market and/or we may incur significant costs, including the potential of paying substantial damages. Withdrawals of products from the market and/or incurring significant costs, including the requirement to pay substantial damages in personal injury cases, would materially affect our business and results of operation.
Legislative or regulatory reform of the healthcare system may affect our ability to sell our products profitably.
     In both the United States and certain foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the healthcare system in ways that could impact our ability to sell our products profitably. In recent years, new legislation has been proposed in the United States at the federal and state levels that would effect major changes in the healthcare system, either nationally or at the state level. Recently, President Obama and members of Congress have proposed significant reforms. On November 7, 2009, the House of Representatives passed and, on December 24, 2009, the Senate passed health care reform legislation that would require most individuals to have health insurance, establish new regulations on health plans, create insurance pooling mechanisms and a government health insurance option to compete with private plans and other expanded public health measures. This legislation would also reduce Medicare spending on services provided by hospitals and other providers.
     Given that legislation has not yet been enacted, it is still not possible to determine what, if any impact this legislation may have on the pharmaceutical industry and our business. Further federal and state proposals are likely. However, an expansion in government’s role in the U.S. healthcare industry may lower reimbursements for our products, reduce medical procedure volumes and adversely affect our business, possibly materially. In addition, the potential for adoption of these proposals affects or will affect our ability to raise capital, obtain additional collaborators and market our products. We expect to experience pricing pressures in connection with the sale of our products due to the trend toward managed health care, the increasing influence of health maintenance organizations and additional legislative proposals. Our results of operations could be adversely affected by future health care reforms.
Products representing a significant amount of our revenue are not protected by patent or data exclusivity rights.
     A majority of the products we sell have no meaningful exclusivity protection via patent or data exclusivity rights. These products represent a significant amount of our revenues. Without exclusivity protection, competitors face fewer barriers in introducing competing products. The introduction of competing products could adversely affect our results of operations and financial condition.
Many of our key processes, opportunities and expenses are a function of existing national and/or local government regulation. Significant changes in regulations could have a material adverse impact on our business.
     The process by which pharmaceutical products are approved is lengthy and highly regulated. Our multi-year clinical trials programs are planned and executed to conform to these regulations, and once begun, can be difficult and expensive to change should the regulations regarding approval of pharmaceutical products significantly change.
     Failures to comply with the applicable legal requirements at any time during the product development process, approval process or after approval may result in administrative or judicial sanctions. These sanctions could include the FDA’s imposition of a hold on clinical trials, refusal to approve pending applications, withdrawal of an approval, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties or criminal prosecution. Any agency or judicial enforcement action could have a material adverse effect on us. In addition, newly discovered or developed safety or effectiveness data may require changes to a product’s approved labeling, including the addition of new warnings, precautions and contraindications.
     Manufacturers of drug products are required to comply with manufacturing regulations, including current good manufacturing regulations enforced by the FDA and similar regulations enforced by regulatory agencies outside the United States. In addition, we are subject to price control restrictions on our pharmaceutical products in many countries in which we operate. We are also subject to extensive health care marketing and fraud and abuse regulation by the federal and state governments and foreign countries in which we may conduct our business. If our operations are found to be in violation of any of these laws, regulations, rules or policies or any other law or governmental regulation, or if interpretations of the foregoing change, we may be subject to civil and criminal penalties, damages, fines, exclusion from the Medicare and Medicaid programs and the curtailment or restructuring of our operations.
     In addition, we depend on patent law and data exclusivity to keep generic products from reaching the market in our evaluations of the development of our products. In assessing whether we will invest in any development program, or license a product from a third party, we assess the likelihood of patent and/or data exclusivity under the laws and regulations then in effect. If those schemes significantly change in a large market, or across many smaller markets, our ability to protect our investment may be adversely affected.
     Appropriate tax planning requires that we consider the current and prevailing national and local tax laws and regulations, as well as international tax treaties and arrangements that we enter into with various government authorities. Changes in national/local tax regulations or changes in political situations may limit or eliminate the effects of our tax planning and could result in unanticipated tax expenses.
We are involved in various legal proceedings that could adversely affect us.
     We are involved in several legal proceedings, including those described in Note 21 of notes to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009. Defending against claims and any unfavorable legal decisions, settlements or orders could have a material adverse effect on us.
We are subject to “fraud and abuse” and similar laws and regulations, and a failure to comply with such regulations or prevail in any litigation related to noncompliance could harm our business.
     Pharmaceutical and biotechnology companies have faced lawsuits and investigations pertaining to violations of health care “fraud and abuse” laws, such as the federal False Claims Act, the federal Anti-kickback Statute, the Foreign Corrupt Practices Act and other state and federal laws and regulations. Increasingly, states require pharmaceutical companies to have comprehensive compliance programs and to disclose certain payments made to healthcare providers or funds spent on marketing and promotion of drug products. If we are in violation of any of these requirements or any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.
We could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws.
     The U.S. Foreign Corrupt Practices Act, or FCPA, and similar worldwide anti-bribery laws generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. Our policies mandate compliance with these anti-bribery laws.
     We operate in many parts of the world that have experienced governmental corruption to some degree and in certain circumstances, strict compliance with anti-bribery laws may conflict with local customs and practices or may require us to interact with doctors and hospitals, some of which may be state controlled, in a manner that is different than in the United States. Despite our training and compliance program, we cannot assure you that our internal control policies and procedures always will protect us from reckless or criminal acts committed by our employees or agents. Violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our financial condition, results of operations and cash flows.
We may be involved in infringement actions which are uncertain, costly and time-consuming and could have a material adverse effect on our business, results of operations, financial condition and cash flows.
     In order to protect or enforce patent rights, we may initiate litigation against third parties, and we may also become subject to infringement claims by third parties. The outcomes of infringement action are uncertain and infringement actions are costly and divert technical and management personnel from their normal responsibilities. The cost of such actions as well as the ultimate outcome of such actions could have a material adverse effect on our business, results of operations, financial condition and cash flows.
     The existence of a patent will not necessarily protect us from competition. Competitors may successfully challenge our patents, produce similar drugs that do not infringe our patents or produce drugs in countries that do not respect our patents.
Existing and future audits by, or other disputes with, taxing authorities may not be resolved in our favor.
     Our income tax returns are subject to audit in various jurisdictions. Existing and future audits by, or other disputes with, tax authorities may not be resolved in our favor and could have an adverse effect on our reported effective tax rate and after-tax cash flows.

We are subject to a consent order with the SEC.
     We are subject to a consent order with the SEC, which permanently enjoins us from violating securities laws and regulations. The consent order also precludes protection for forward-looking statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to forward-looking statements we made prior to November 28, 2005. The existence of the permanent injunction under the consent order, and the lack of protection under the safe harbor with respect to forward-looking statements we made prior to November 28, 2005 may limit our ability to defend against future allegations.
The current SEC investigation could adversely affect our business and the trading price of our securities.
     The SEC is conducting an investigation regarding events and circumstances surrounding trading in our common stock and the public release of data from our first pivotal Phase III trial for taribavirin in March 2006. In addition, the SEC requested information regarding our restatement of certain historical financial statements announced in March 2008, data regarding our stock option grants since January 1, 2000 and information about our pursuit in the Delaware Chancery Court of the return of certain bonuses paid to Milan Panic, a former chairman and chief executive officer, and others. In September 2006, our board of directors established the Special Committee to review our historical stock option practices and related accounting. The Special Committee concluded its investigation in January 2007. We have briefed the SEC with the results of the Special Committee’s investigation. We have cooperated fully and will continue to cooperate with the SEC on its investigation. We cannot predict the outcome of the investigation. In the event that the investigation leads to SEC action against any current or former officer or director, our business (including our ability to complete financing transactions) and the trading price of our securities may be adversely impacted. In addition, if the SEC investigation continues for a prolonged period of time, it may have an adverse impact on our business or the trading price of our securities regardless of the ultimate outcome of the investigation. In addition, the SEC inquiry has resulted in the incurrence of significant legal expenses and the diversion of management’s attention from our business, and this may continue, or increase, until the investigation is concluded.
The matters relating to the Special Committee’s review of our historical stock option granting practices and the restatement of our consolidated financial statements have resulted in increased litigation and regulatory proceedings against us and could have a material adverse effect on us.
     In September 2006, our board of directors appointed a Special Committee, which consisted solely of independent directors, to conduct a review of our historical stock option granting practices and related accounting during the period from 1982 through July 2006. The Special Committee identified a number of occasions on which the exercise prices for stock options granted to certain of our directors, officers and employees were set using closing prices of our common stock with dates different than the actual approval dates, resulting in additional compensation charges.
     To correct these and other accounting errors, we amended our Annual Report on Form 10-K for the year ended December 31, 2005 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 to restate the consolidated financial statements contained in those reports.
     Our historical stock option granting practices and the restatement of our prior financial statements have exposed us to greater risks associated with litigation and regulatory proceedings. We were named as nominal defendant in three shareholder derivative lawsuits which asserted claims related to our historic stock option practices. To date, these shareholder derivative lawsuits have been dismissed. In addition, the SEC has opened a formal SEC inquiry into our historical stock option grant practices. We cannot assure you that this current litigation, the SEC inquiry or any future litigation or regulatory action will result in the same conclusions reached by the Special Committee. The conduct and resolution of these matters will be time consuming, expensive and distracting from the conduct of our business. Furthermore, if we are subject to adverse findings in any of these matters, we could be required to pay damages or penalties or have other remedies imposed upon us which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

If we identify a material weakness in our internal control over financial reporting in future periods, our stock price could be adversely affected and our ability to prepare complete and accurate financial statements in a timely manner could be adversely affected.
     We identified a material weakness in our internal control over financial reporting as of December 31, 2007. The material weakness, which arose primarily as a result of our lack of a sufficient complement of personnel in our foreign locations and monitoring controls at the corporate level, is further described in Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2007. Because of the foregoing, we concluded that certain financial statements, earnings press releases and similar communications should no longer be relied upon and that certain of our financial statements would need to be restated. We also concluded that our disclosure controls and procedures were not effective as of December 31, 2007. As more fully described in Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2008, in 2008 we took steps to remediate this material weakness and to improve our disclosure controls and procedures.
     If we fail to maintain our disclosure controls and procedures at the reasonable assurance level, our financial statements and related disclosure could contain material misstatements, the preparation and filing of our financial statements and related filings could be delayed, and substantial costs and resources may be required to remediate any weaknesses or deficiencies or to improve our disclosure controls and procedures. If we cannot produce reliable and timely financial statements, investors could lose confidence in our reported financial information, the market price of our stock could decline significantly or we may be unable to obtain financing on acceptable terms, and our business and financial condition could be harmed.

USE OF PROCEEDS
     We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding old notes. The outstanding old notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our indebtedness.
DESCRIPTION OF OTHER INDEBTEDNESS
3.0% Convertible Subordinated Notes due 2010
4.0% Convertible Subordinated Notes due 2013
     In November 2003, we issued $240.0 million aggregate principal amount of 3.0% Convertible Subordinated Notes due 2010 (referred to in this prospectus as, the “3.0% Notes”) and $240.0 million aggregate principal amount of 4.0% Convertible Subordinated Notes due 2013 (referred to in this prospectus as, the “4.0% Notes”). The 3.0% Notes and 4.0% Notes were issued as two series of convertible notes under a single indenture. We previously filed the indenture governing the 3.0% Notes and the 4.0% Notes, as well as the forms of such convertible notes, as exhibits to the reports we file with the SEC. These documents are hereby incorporated into this prospectus by reference, and they qualify this summary in its entirety. A copy of these documents may be obtained by contacting us as described in this prospectus under the heading “Documents Incorporated by Reference.”
     The 3.0% Notes and 4.0% Notes are general unsecured obligations subordinated in right of payment to all of our existing and future senior indebtedness, including the notes. Interest on the 3.0% Notes is payable semi-annually on February 16 and August 16 of each year. Interest on the 4.0% Notes is payable semi-annually on May 15 and November 15 of each year. We have no right to redeem the 3.0% Notes. We have the right to redeem the 4.0% Notes, in whole or in part, at their principal amount on or after May 20, 2011. The 3.0% Notes and 4.0% Notes are convertible into our common stock at an initial conversion rate of 31.6336 shares per each $1,000 principal amount of convertible note, or approximately $31.61 per share, subject to adjustment. Upon conversion, we will have the right to satisfy the conversion obligations by delivery, at our option, of either shares of our common stock, cash or a combination thereof. The indenture governing the 3.0% Notes and 4.0% Notes contains a change of control provision which gives each holder of the convertible notes the right to require us to repurchase all or part of such holder’s convertible notes at a purchase price in cash equal to 100% of the principal amount of the convertible notes to be repurchased, plus accrued and unpaid interest. As of December 31, 2009, $48.9 million aggregate principal amount of the 3.0% Notes and $225.0 million aggregate principal amount of the 4.0% Notes were outstanding.
     In connection with the offering of the 3.0% Notes and the 4.0% Notes, we entered into convertible note hedge and written call option transactions with respect to our common stock. The written call options have a strike price per share of $39.515. The convertible note hedge is expected to reduce the potential dilution from conversion of the notes. The written call option is expected to offset, to some extent, the cost of the convertible note hedge.
Other Indebtedness
     We maintain no lines of credit in the U.S. and have short-term lines of credit of $0.5 million in the aggregate outside the U.S., under which there were no amounts outstanding at December 31, 2009. The lines of credit provide for short-term borrowings and bear interest at the bank’s rate of interest or a variable rate based upon WIBOR (Warsaw Interbank Offered Rate) or an equivalent index.

THE EXCHANGE OFFER
Purpose and Effect
     We issued and sold the old notes to the initial purchasers on June 9, 2009 in a private placement transaction (referred to this prospectus as, the “private placement”). The initial purchasers subsequently sold the old notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The old notes were, and the exchange notes will be, issued under an indenture, dated June 9, 2009, between us, the subsidiary guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee. In connection with the private placement, we entered into the exchange and registration rights agreement, which requires that we file this registration statement under the Securities Act with respect to the exchange notes to be issued in the exchange offer and, upon the effectiveness of this registration statement, offer to you the opportunity to exchange your old notes for a like principal amount of exchange notes. The exchange notes will be issued without a restrictive legend and, except as set forth below, you may generally reoffer and resell them without registration under the Securities Act. After we complete the exchange offer, our obligation to register the exchange of exchange notes for old notes will terminate. The exchange and registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part and is hereby incorporated into this prospectus by reference. A copy of the exchange and registration rights agreement may be obtained by contacting us as described in this prospectus under the heading “Documents Incorporated by Reference.”
     We believe that the exchange notes issued in exchange for the old notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act if the conditions set forth below are met:
•	the holder must acquire the exchange notes in the ordinary course of its business,
•	the holder must not be engaged in or intend to engage in a distribution of the exchange notes within the meaning of the Securities Act or have no arrangement or understanding with any person to participate in the distribution of the exchange notes,
•	the holder must not be an “affiliate,” as defined in Rule 405 of the Securities Act, of ours or any subsidiary guarantor, and
•	the holder must not be acting on behalf of any person or entity that could not truthfully make these representations.
We base this belief solely on interpretations of the federal securities laws by the SEC set forth in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley and Co. Inc., SEC no-action letter (June 5, 1991), Shearman & Sterling, SEC no-action letter (July 2, 1993) and Brown & Wood LLP, SEC no-action letter (February 7, 1997). A no-action letter is a letter from the SEC responding to a request for its views as to whether a particular matter complies with the federal securities laws or whether the SEC would refer the matter to the SEC’s enforcement division for action. We have not obtained, and do not intend to obtain, our own no-action letter from the SEC regarding the resale of the exchange notes. Instead, holders of notes will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours. We cannot assure you that the SEC would make a similar interpretation with respect to our exchange offer. We will not be responsible for or indemnify you against any liability you may incur under the Securities Act. You should consult your own legal adviser with respect to such matters.
     Each holder of old notes that wishes to exchange old notes for exchange notes in the exchange offer must represent to us that it satisfies all of the conditions listed in the preceding paragraph. Any holder who tenders in the exchange offer who does not satisfy all of the above listed conditions:
•	cannot rely on the position of the SEC set forth in the no-action letters referred to above, and
•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the exchange notes.

     The SEC considers broker-dealers that acquired old notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the exchange notes if they participate in the exchange offer. Consequently, these holders must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the exchange notes in the absence of an exemption from such requirements.
     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it may be deemed to be an “underwriter” within the meaning of the Securities Act and that it will deliver a prospectus in connection with any resale of such exchange notes. The accompanying letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period of up to 180 days after the completion of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”
     Except as described in the prior paragraph, holders may not use this prospectus for an offer to resell, for the resale of or for any other retransfer of exchange notes.
     After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to the notes unless you notify us prior to the 20th business day following the completion of the exchange offer that you would not receive freely tradable exchange notes in the exchange offer or you are ineligible to participate in the exchange offer. In such event, the exchange and registration rights agreement requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for your benefit and keep the registration statement effective for a period of two years following the date of original issuance of the old notes or such shorter period that will terminate when all of the old notes covered by the registration statement have been sold pursuant to the registration statement.
     The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of tenders would not be in compliance with the securities or blue sky laws of such jurisdiction.
Consequences of Failure to Exchange
     If you do not participate or properly tender your old notes in this exchange offer:
•	you will retain old notes that are not registered under the Securities Act and that will continue to be subject to restrictions on transfer that are described in the legend on the old notes;
•	you will not be able to require us to register your old notes under the Securities Act unless, except in the very limited circumstances described above under “—Purpose and Effect”;
•	you will not be able to offer to resell or transfer your old notes unless they are registered under the Securities Act or unless you offer to resell or transfer them pursuant to an exemption under the Securities Act; and
•	the trading market for your old notes will become more limited to the extent that other holders of old notes participate in the exchange offer.
Terms of the Exchange Offer
     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue an aggregate principal amount of up to $365,000,000 of the exchange notes for a like principal amount of the old notes tendered and accepted in connection with the exchange offer. You may tender some or all of your old notes pursuant to the exchange offer; however, old notes may be tendered only in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.
     The form and terms of the exchange notes will be substantially identical to the form and terms of the old notes, except that:
•	the offer and sale of the exchange notes will have been registered under the Securities Act of 1933, and therefore, the exchange notes generally will not be subject to the restrictions on transfer applicable to the old notes or bear legends restricting their transfer; and
•	specified rights under the exchange and registration rights agreement, including the provisions providing for registration rights and the right to earn additional interest under circumstances relating to our registration obligations thereunder, will be limited or eliminated.
The exchange notes will evidence the same indebtedness as the old notes and will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding old notes. As of the date of this prospectus, all of the old notes are outstanding. This prospectus, together with the letter of transmittal, is being sent on or about         , 2010 to all registered holders of old notes and to others believed to have beneficial interests in the old notes.
     We will be deemed to have accepted validly tendered old notes if and when we have given oral or written notice of our acceptance to The Bank of New York Mellon Trust Company, N.A., the exchange agent for the exchange offer. The exchange agent will act as our agent for the purpose of receiving from us the exchange notes for the tendering noteholders. If we do not accept any tendered old notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return certificates, if any, for any unaccepted old notes, without expense, to the tendering noteholder as promptly as practicable after the expiration date of the exchange offer. Our obligation to accept old notes for exchange pursuant to the exchange offer is subject to conditions as set forth under “—Conditions” below.
     You will not be required to pay brokerage commissions or fees or transfer taxes, except as set forth below under “—Transfer Taxes,” with respect to the exchange of your old notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See “—Fees and Expenses” below.
     Holders of the old notes do not have any appraisal or dissenters’ rights under the Delaware General Corporation Law in connection with the exchange offer.
Interest on the Exchange Notes
     Interest on the exchange notes will accrue at the rate of 8.375% per annum and will be payable semi-annually in arrears on June 15 and December 15. Interest on the exchange notes will accrue from December 15, 2009 (the date interest was most recently paid on the old notes). In order to avoid duplicative payment of interest, all interest accrued on old notes that are accepted for exchange before June 15, 2010 will be superseded by the interest that is deemed to have accrued on the exchange notes from December 15, 2009 through the date of the exchange. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Valeant will make each interest payment to the Holders of record on the immediately preceding June 1 and December 1.
Expiration Date; Amendment
     The exchange offer will expire at 5:00 p.m., New York City time, on      , 2010, unless we determine, in our sole discretion, to extend the exchange offer, in which case it will expire at the later date and time to which it is extended. We do not intend to extend the exchange offer, although we reserve the right to do so. If we extend the exchange offer, we will give oral or written notice of the extension to the exchange agent and give each registered holder of old notes notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date.

     We also reserve the right, in our sole discretion:
•	to accept tendered notes upon the expiration of the exchange offer and extend the exchange offer with respect to untendered old notes only;
•	to terminate the exchange offer at any time before the acceptance of any old notes for exchange;
•	to delay accepting any old notes or, if any of the conditions set forth below under “—Conditions” have not been satisfied or waived; or
•	to amend the terms of the exchange offer in any manner by complying with Rule 14e-l(d) under the Exchange Act, to the extent that rule applies.
     We will notify you as promptly as we can of any extension, termination or amendment. In addition, we acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Exchange Act, which requires us to pay the consideration offered, or return the old notes surrendered for exchange, promptly after the termination or withdrawal of the exchange offer.
Procedures for Tendering Old Notes
Valid Tender
     Only a registered holder of old notes may tender the old notes in the exchange offer. Except as set forth under “—Book-Entry Transfer,” to tender in the exchange offer a holder must complete, sign and date the letter of transmittal, or a copy of the letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal and mail or otherwise deliver the letter of transmittal or copy to The Bank of New York Mellon Trust Company, N.A., as the exchange agent, prior to the expiration date. In addition:
•	the certificates representing your old notes must be received by the exchange agent prior to the expiration date;
•	a timely confirmation of book-entry transfer of such notes into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfers described below under “—Book-Entry Transfer” must be received by the exchange agent prior to the expiration date; or
•	you must comply with the guaranteed delivery procedures described below.
     If you hold old notes through a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes, you should contact the registered holder of your old notes promptly and instruct the registered holder to tender on your behalf.
     If you tender an old note and you do not properly withdraw the tender prior to the expiration of the exchange offer, you will have made an agreement with us to participate in the exchange offer in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.
     Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless:
•	old notes tendered in the exchange offer are tendered either by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the holder’s letter of transmittal or for the account of an eligible institution; and

•	the box entitled “Special Registration Instructions” on the letter of transmittal has not been completed.
     If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a financial institution, which includes most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program.
     If the letter of transmittal is signed by a person other than you, your old notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those old notes.
     If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the letter of transmittal proper evidence satisfactory to us of their authority to act on your behalf.
     We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to certain old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.
     You must cure any defects or irregularities in connection with tenders of your old notes within the time period that we determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your old notes will be returned to you if:
•	you improperly tender your old notes;
•	you have not cured any defects or irregularities in your tender; and
•	we have not waived those defects, irregularities or improper tender.
In such instances, the exchange agent will return your old notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration of the exchange offer.
     In addition, we reserve the right in our sole discretion to:
•	purchase or make offers for, or offer exchange notes for, any old notes that remain outstanding subsequent to the expiration of the exchange offer;
•	terminate the exchange offer at any time before the acceptance of any old notes for exchange; and
•	to the extent permitted by applicable law, purchase notes in the open market, in privately negotiated transactions or otherwise.
The terms of any of these purchases or offers could differ from the terms of the exchange offer.
     In all cases, the issuance of exchange notes for old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for your old notes or a timely book-entry confirmation of your old notes into the exchange agent’s account at DTC, a properly completed and duly executed letter of transmittal or an agent’s message (as defined below under ”—Book-Entry Transfer) instead of the letter of transmittal, and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged old notes, or old notes in substitution therefor, will be returned without expense to you. In addition, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described below, the non-exchanged old notes will be credited to your account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.
Book-Entry Transfer
     We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at the book-entry transfer facility, The Depository Trust Company (referred to in this prospectus as, “DTC”) for the purpose of facilitating the exchange offer. Subject to the establishment of the accounts, any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent’s account in accordance with DTC’s procedures for such transfer. However, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at DTC, the letter of transmittal (or a manually signed facsimile of the letter of transmittal) with any required signature guarantees, or an “agent’s message” (as defined below) in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent, or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the expiration date. Delivery of documents to DTC does not constitute delivery to the exchange agent.
     The exchange agent and DTC have confirmed that the exchange offer is eligible for the DTC Automated Tender Offer Program. Accordingly, the DTC participants may electronically transmit their acceptance of the exchange offer by causing the DTC to transfer outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. Upon receipt of such holder’s acceptance through the Automated Tender Offer Program, DTC will edit and verify the acceptance and send an “agent’s message” to the exchange agent for its acceptance. Delivery of tendered notes must be made to the exchange agent pursuant to the book-entry delivery procedures set forth above, or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.
     The term “agent’s message” means a message transmitted by DTC, and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that:
•	DTC has received an express acknowledgment from the participant in DTC tendering notes subject to the book-entry confirmation;
•	the participant has received and agrees to be bound by the terms of the letter of transmittal; and
•	we may enforce such agreement against such participant.
In the case of an agent’s message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the exchange agent, which states that DTC has received an express acknowledgment from the participant in DTC tendering notes that such participant has received and agrees to be bound by the notice of guaranteed delivery.
Guaranteed Delivery Procedures
     If a registered holder of the old notes desires to tender the old notes and the old notes are not immediately available, or time will not permit the holder’s old notes or other required documents to reach the exchange agent before the expiration date of the exchange offer, or the procedure for book-entry transfer cannot be completed on a timely basis, you may nevertheless tender such outstanding notes with the effect that such tender will be deemed to have been received on or prior to the expiration date if all the following conditions are satisfied:
•	the tender is made through a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

•	prior to the expiration date of the exchange offer, the exchange agent received from the firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or commercial bank or trust company having an office or correspondent in the United States a properly completed and duly executed letter of transmittal (or a facsimile of the letter of transmittal) and notice of guaranteed delivery, substantially in the form provided by us (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth:
•	the name and address of the holder of old notes
•	the amount of old notes tendered,
•	a statement that the tender is being made and guaranteeing that within five New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery,
•	the certificates for all physically tendered old notes, in proper form for transfer, or a confirmation of a book-entry transfer, as the case may be, and any other documents required by the letter of transmittal will be deposited by the firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or commercial bank or trust company having an office or correspondent in the United States with the exchange agent; and
•	the certificates for all physically tendered old notes, in proper form for transfer, or a confirmation of a book-entry transfer, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within five New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.
Withdrawal Rights
     Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer. For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent on or prior to the expiration of the exchange offer at the address set forth below under “—Exchange Agent.” For DTC participants, a written notice of withdrawal may be made by electronic transmission through DTC’s Automated Tender Offer Program. Any notice of withdrawal must:
•	specify the name of the person having tendered the old notes to be withdrawn;
•	identify the old notes to be withdrawn, including the certificate number(s) and principal amount of such notes, or, in the case of notes transferred by book-entry transfer, the name and number of the account at DTC);
•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which such notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the notes register the transfer of such notes into the name of the person withdrawing the tender and a properly completed irrevocable proxy authorizing such person to effect such withdrawal on behalf of such holder; and
•	where certificates for old notes have been transmitted specify the name in which the old notes are registered, if different from that of the withdrawing holder.

     We will determine all questions regarding the validity, form and eligibility (including time of receipt) of the notices and such determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder (or in the case of old notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company according to the book-entry transfer procedures described above, the old notes will be credited to an account maintained with The Depository Trust Company for the old notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under “—Procedures for Tendering Old Notes” above at any time on or prior to the expiration date of the exchange offer.
Conditions
     Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any old notes and may terminate or amend the exchange offer, if at any time before the acceptance of any old notes for exchange any one of the following events occurs:
•	any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer;
•	we decide, in our sole discretion, to terminate the exchange offer; or
•	the exchange offer violates any applicable law or any applicable interpretation of the staff of the Commission.
     These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to them, subject to applicable law. We also may waive in whole or in part at any time and from time to time any particular condition in our sole discretion. If we waive a condition, we may be required, in order to comply with applicable securities laws, to extend the expiration date of the exchange offer. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights and these rights will be deemed ongoing rights which may be asserted at any time and from time to time.
     In addition, we will not accept for exchange any old notes tendered, and no exchange notes will be issued in exchange for any tendered old notes, if, at the time the notes are tendered, any stop order is threatened by the Commission or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indentures under the Trust Indenture Act of 1939, as amended.
     The exchange offer is not conditioned on any minimum principal amount of old notes being tendered for exchange.
Fees and Expenses
     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. However, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.
     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We may, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.
     We will pay the cash expenses to be incurred in connection with the exchange offer, including the following:

•	SEC registration fees,
•	fees and expenses of the exchange agent and trustee,
•	our accounting and legal fees, and
•	our printing and mailing costs.
These are estimated in the aggregate to be approximately $300,000.
Transfer Taxes
     Holders who tender their old notes for exchange notes will not be obligated to pay transfer taxes. However, if:
•	exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the original notes tendered; or
•	tendered original notes are registered in the name of any person other than the person signing the letter of transmittal; or
•	a transfer tax is imposed for any reason other than the exchange of original notes in connection with the exchange offer;
then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.
Exchange Agent
     We have appointed The Bank of New York Mellon Trust Company, N.A., as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be directed to the exchange agent addressed as follows:

By Registered or Certified Mail:	By Hand or Overnight Courier:

The Bank of New York Mellon Corporate Trust Operations Reorganization Unit 101 Barclay Street — 7 East New York, N.Y. 10286 Attn: Mr. David Mauer	The Bank of New York Mellon Corporate Trust Operations Reorganization Unit 101 Barclay Street — 7 East New York, N.Y. 10286 Attn: Mr. David Mauer

By Facsimile:	For information, call:

(212) 298-1915	(212) 815-3687

Confirm by telephone:

(212) 815-3687

DELIVERY OF A LETTER OF TRANSMITTAL OR NOTICE OF GUARANTEED DELIVERY TO ANY ADDRESS OR FACSIMILE
NUMBER OTHER THAN THE ONES SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.
Accounting Treatment
     The exchange notes will be recorded at the same carrying value as the old notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles and such costs will be amortized over the term of the exchange notes under generally accepted accounting principles.

DESCRIPTION OF THE EXCHANGE NOTES
     We issued the old notes, and will issue the exchange notes, under an indenture, dated June 9, 2009, among us, the Subsidiary Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The form and terms of the exchange notes will be substantially identical to the form and terms of the old notes, except that:
•	the offer and sale of the exchange notes will have been registered under the Securities Act of 1933, and therefore, the exchange notes generally will not be subject to the restrictions on transfer applicable to the old notes or bear legends restricting their transfer; and
•	specified rights under the exchange and registration rights agreement, including the provisions providing for registration rights and the right to earn additional interest under circumstances relating to our registration obligations thereunder, will be limited or eliminated.
     Accordingly, unless specifically stated to the contrary, the following description applies equally to the old notes and the exchange notes.
     The following description of certain provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture and the notes. This summary may not contain all of the information that you may find useful. We urge you to read the indenture and the notes because they, and not this description defines your rights as holders of the notes. The indenture governing the notes, as well as the form of the notes, have been filed as exhibits to the registration statement of which this prospectus forms a part, and are hereby incorporated into this prospectus by reference. Copies of the indenture and the notes may be obtained by contacting us as described under the heading “Documents Incorporated by Reference.” Throughout this description we have included parenthetical references to the indenture sections to help you locate the provisions being discussed.
     You can find the definitions of certain capitalized terms used in this description under the subheading “Certain Definitions”. For purposes of this section of the prospectus, references to “we,” “us,” “our,” “the Company” and “Valeant” are to Valeant Pharmaceuticals International (parent company only) and not to any of its subsidiaries. Also, for purposes of this section of the prospectus, references to “holders” mean those who own the notes registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the notes registered in street name or in notes issued in book-entry form through one or more intermediaries. Owners of beneficial interests in the notes should read the section below entitled “Depository Procedures.”
Brief Description of the Exchange Notes and the Subsidiary Guarantees
     The notes and the guarantees will be:
•	general unsecured obligations of Valeant and the Subsidiary Guarantors, as applicable;
•	equal in right of payment to all existing and future unsecured and unsubordinated indebtedness of Valeant and the Subsidiary Guarantors, as applicable;
•	senior in right of payment to all existing and future indebtedness of Valeant and the Subsidiary Guarantors, as applicable, that expressly provides for its subordination to the notes;
•	effectively junior in right of payment to all existing and future secured Indebtedness of Valeant and the Subsidiary Guarantors, as applicable, to the extent of the value of the assets securing such Indebtedness. As of December 31, 2009, Valeant and the Subsidiary Guarantors had no secured indebtedness outstanding; and

•	effectively junior in right of payment to all Indebtedness and other liabilities of our Subsidiaries that do not guarantee the notes. As of December 31, 2009, our non-guarantor Subsidiaries had an aggregate of $344.1 million of total liabilities.
As of the date of the indenture, all of our Subsidiaries will be “Restricted Subsidiaries”. However, under the circumstances described below under the subheading “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries”, we will be permitted to designate certain of our current and future Subsidiaries as “Unrestricted Subsidiaries”. Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture and will not be required to guarantee the notes. (Section 4.16) A Subsidiary Guarantor may be released of its guarantee obligations under certain circumstances as described below under the caption “— Subsidiary Guarantees”.
Principal, Maturity and Interest
     Valeant will issue the notes in the aggregate principal amount of $365.0 million. (Section 2.2) Valeant may issue additional notes under the indenture from time to time after this offering. Any offering of additional notes is subject to the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”. (Section 2.1) The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Valeant will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. (Section 2.1) The notes will mature on June 15, 2016. (Section 1.1)
     Interest on the exchange notes will accrue at the rate of 8.375% per annum and will be payable semi-annually in arrears on June 15 and December 15. Interest on the exchange notes will accrue from December 15, 2009 (the date interest was most recently paid on the old notes). In order to avoid duplicative payment of interest, all interest accrued on old notes that are accepted for exchange before June 15, 2010 will be superseded by the interest that is deemed to have accrued on the exchange notes from December 15, 2009 through the date of the exchange. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Valeant will make each interest payment to the Holders of record on the immediately preceding June 1 and December 1.
Paying Agent and Registrar for the Notes
     The trustee will initially act as Paying Agent and Registrar. (Section 2.3) Valeant may change the Paying Agent or Registrar without prior notice to the Holders, and Valeant or any of its Subsidiaries may act as Paying Agent or Registrar.
Transfer and Exchange
     A Holder may transfer or exchange notes in accordance with the indenture. The Registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Valeant is not required to transfer or exchange any note selected for redemption. (Section 2.6) Also, Valeant is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.
Subsidiary Guarantees
     Valeant’s obligations under the notes and the indenture will be jointly and severally guaranteed (the “Subsidiary Guarantees”) by certain of our Subsidiaries.
     Not all of our Subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us. As of December 31, 2009, the non-guarantor subsidiaries held $667.1 million, or 51% of our total consolidated assets. The non-guarantor subsidiaries generated $422.4 million, or 51%, of our total consolidated revenue and $122.2 million, or 52%, of our total consolidated income from operations for the year ended December 31, 2009.

     If after the date of the indenture any Subsidiary of Valeant provides a Guarantee in connection with any Indebtedness of Valeant or a Domestic Subsidiary that is a Restricted Subsidiary, then that Subsidiary will promptly execute a supplemental indenture pursuant to which it will guarantee, on a senior unsecured basis, Valeant’s obligations under the notes for so long as the Guarantee in connection with the applicable Indebtedness remains in place. (Section 4.15) The obligations of each Subsidiary Guarantor under its Guarantee will be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law. (Section 10.3)
     A Subsidiary Guarantor shall be released from its obligations under its Guarantee and its obligations under the indenture and the exchange and registration rights agreement:
(1)	in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of such Subsidiary Guarantor then held by Valeant and the Restricted Subsidiaries;
(2)	if such Subsidiary Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of the indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively; or
(3)	if we exercise our legal defeasance option or our covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or if our obligations under the indenture are discharged in accordance with the terms of the indenture. (Section 10.5)
Optional Redemption
     At any time prior to June 15, 2012, Valeant may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 108.375% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:
(1)	at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Valeant and its Subsidiaries); and
(2)	the redemption occurs within 90 days of the date of the closing of such Equity Offering.
     On or after June 15, 2012, Valeant may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year	Percentage
2012	104.188%
2013	102.094%
2014 and thereafter	100.000%
     In addition, at any time prior to June 15, 2012, we may redeem the notes, in whole or in part, at a redemption price equal to the principal amount of the notes plus the Applicable Premium plus accrued and unpaid interest, if any, to the date of redemption. (Section 3.7)
Mandatory Redemption
     Valeant is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Other Purchases
     Valeant and its Subsidiaries may at any time and from time to time, attempt to acquire or acquire notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchases or otherwise, assuming such acquisition does not otherwise violate the terms of the indenture.
Repurchase at the Option of Holders
Change of Control
     If a Change of Control occurs, each Holder of notes will have the right to require Valeant to repurchase all or any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of that Holder’s notes pursuant to an offer (the “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, Valeant will offer a payment in cash equal to 101 % of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase (the “Change of Control Payment”). Within ten days following any Change of Control, Valeant will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Valeant will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Valeant will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.
     On the Change of Control Payment Date, Valeant will, to the extent lawful:
(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by Valeant.
     The Paying Agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or any integral multiple of $1,000 in excess thereof.
     Valeant will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
     The provisions described above that require Valeant to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable.
     Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that Valeant repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction. Subject to the limitations discussed below, Valeant could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect Valeant’s capital structure or credit ratings. Restrictions on the ability of Valeant to incur additional Indebtedness are contained in the covenants described under “Certain

Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” and “— Liens”. Except for the limitations contained in such covenants, however, the indenture does not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.
     Valeant will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Valeant and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption has been given pursuant to the indenture as described above under the caption “— Optional Redemption”, unless and until there is a default in payment of the applicable redemption price, or (3) after giving effect to such Change of Control, (i) no Default or Event of Default has occurred and is continuing, (ii) the Change of Control transaction has been approved by the Board of Directors of Valeant, and (iii) the notes have received an Investment Grade Rating. In addition, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of launching the Change of Control Offer. (Section 3.8)
     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Valeant and its Restricted Subsidiaries taken as a whole. (Section 1.1) Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require Valeant to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Valeant and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.
     In a recent decision, the Chancery Court of the State of Delaware raised the possibility that a fundamental change occurring as a result of a failure to have “continuing directors” comprising a majority of a board of directors may be unenforceable on public policy grounds.
Asset Sales
     Valeant will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1)	Valeant (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (determined, for purposes of this clause (1), by Valeant or, in the case of any asset(s) valued in excess of $10.0 million, by the Board of Directors, in each case evidenced by an officers’ certificate delivered to the trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	at least 75% of the consideration received in the Asset Sale by Valeant or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:
(a)	any liabilities, as shown on Valeant’s most recent consolidated balance sheet, of Valeant or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes and the Subsidiary Guarantees) that are assumed by the transferee of any such assets pursuant to an agreement that releases Valeant or such Restricted Subsidiary from further liability; and

(b)	any securities, notes or other obligations received by Valeant or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by Valeant or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.
     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Valeant may apply those Net Proceeds:

(1)	to repay Indebtedness and other Obligations under (x) a Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto, (y) other secured Indebtedness or (z) other Indebtedness of a Subsidiary that does not guarantee the notes, so long as the relevant assets were assets of such Subsidiary (provided, in the case of (y), that such Indebtedness is not subordinated in right of payment to the Notes);

(2)	to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

(3)	to make payments with respect to the acquisition or license of intellectual property rights that are used in a Permitted Business;

(4)	to make a capital expenditure in or that is useful in a Permitted Business;

(5)	to retire notes pursuant to privately negotiated transactions, open market purchases or otherwise; or

(6)	to acquire other assets that are not classified as current assets (for the avoidance of doubt, including acquisitions of in-process research and development) under GAAP and that are used or useful in a Permitted Business.
     Pending the final application of any Net Proceeds, Valeant may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.
     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $25.0 million, Valeant will make an offer (an “Asset Sale Offer”) to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Valeant may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the notes and such other pari passu Indebtedness will be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
     Valeant will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Valeant will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance. (Section 4.14)
     The agreements governing Valeant’s other Indebtedness, including any future Credit Facilities, may contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. In addition, the exercise by the Holders of notes of their right to require Valeant to offer to repurchase the notes upon a Change of Control or an Asset Sale may cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on Valeant. Finally, Valeant’s ability to pay cash to the Holders of notes upon a repurchase may be limited by Valeant’s then existing financial resources. See “Risk Factors — We may not be able to repurchase the notes if we experience a change of control”.
Selection and Notice

     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:
(1)	if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2)	if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.
     No notes of $2,000 or less can be redeemed in part. (Section 3.2) Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional. (Section 3.3)
     If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of the original notes upon cancellation of the original note. (Section 3.6) Notes called for redemption become due on the date fixed for redemption. (Section 3.4)
     On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption. (Section 3.4)
Certain Covenants
Changes in Covenants when Notes Rated Investment Grade
     Beginning on the date that:
(1)	the notes have an Investment Grade Rating; and

(2)	no Default or Event of Default shall have occurred and be continuing, and ending on the date (the “Reversion Date”) that either Rating Agency ceases to have Investment Grade Ratings on the Notes (such period of time, the “Suspension Period”), the covenants specifically listed under the following captions in this offering circular will no longer be applicable to the notes:
(1)	“— Repurchase at the Option of Holders —Asset Sales”;

(2)	“— Restricted Payments”;

(3)	“— Incurrence of Indebtedness and Issuance of Preferred Stock”;

(4)	“— Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(5)	“—Transactions with Affiliates”;

(6)	clause (4) of the covenant listed under “— Merger, Consolidation or Sale of Assets”.
     During a Suspension Period, Valeant’s Board of Directors may not designate any of our Subsidiaries as Unrestricted Subsidiaries.
     On the Reversion Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to and permitted under the Consolidated Fixed Charge Coverage Ratio or one of the clauses set forth in the definition of Permitted Debt (to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to Indebtedness incurred prior to the

Suspension Period and outstanding on the Reversion Date). To the extent any Indebtedness would not be permitted to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio or any of the clauses set forth in the definition of Permitted Debt, such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as Permitted Debt under clause (2) of the definition of Permitted Debt and permitted to be refinanced under clause (5) of the definition of Permitted Debt.
     Notwithstanding the fact that covenants suspended during a Suspension Period may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the covenants during the Suspension Period or at the time the covenants are reinstated. Furthermore, the indenture also permits, without causing a Default or Event of Default, Valeant and the Restricted Subsidiaries to honor any contractual commitments to take actions in the future after any date on which the notes no longer have an Investment Grade Rating from both of the Rating Agencies as long as such contractual commitments were entered into during a Suspension Period and not in anticipation of the notes no longer having an Investment Grade Rating from both of the Rating Agencies. (Section 4.7)
Restricted Payments
     Valeant will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(1)	declare or pay any dividend or make any other payment or distribution on account of Valeant’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Valeant or any of its Restricted Subsidiaries) or to the direct or indirect holders of Valeant’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Valeant or to Valeant or a Restricted Subsidiary of Valeant);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Valeant) any Equity Interests of Valeant or any direct or indirect parent of Valeant, except for any purchase or redemption of Valeant’s common Equity Interests with the net proceeds of the notes issued on the Issue Date and within twelve months of the Issue Date;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the notes, except (i) payments of interest thereon, (ii) payments of principal at the Stated Maturity thereof and (iii) any payment on or with respect to the 3% Convertible Subordinated Notes due 2010 or the 4% Convertible Subordinated Notes due 2013 made, in the case of clause (iii), with the net proceeds of the notes issued on the Issue Date and within twelve months of the Issue Date; or

(4)	make any Restricted Investment;
(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
(1)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)	Valeant would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Valeant and its Restricted Subsidiaries after the date of the indenture (excluding

Restricted Payments permitted by clauses (2), (3), (4) and (5) of the next succeeding paragraph), is less than the sum, without duplication, of:
(a)	50% of the Consolidated Net Income of Valeant for the period (taken as one accounting period) from April 1, 2009 to the end of Valeant’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b)	100% of the aggregate net cash proceeds received by Valeant since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Valeant (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Valeant that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Valeant), plus

(c)	to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) or (ii) the initial amount of such Restricted Investment, plus

(d)	to the extent that any Unrestricted Subsidiary of Valeant is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the Fair Market Value of Valeant’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.
     So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:
(1)	the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

(2)	the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Valeant or of any Equity Interests of Valeant in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Valeant) of, Equity Interests of Valeant (other than Disqualified Stock) or other subordinated Indebtedness incurred under the first paragraph of the covenant described under “— Incurrence of Indebtedness and Issuance of Preferred Stock”; provided, that (i) the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph and (ii) any such subordinated Indebtedness shall be Permitted Refinancing Indebtedness;

(3)	the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Valeant with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4)	the payment of any dividend by a Restricted Subsidiary of Valeant to the holders of its Equity Interests on a pro rata basis;

(5)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Valeant or any Restricted Subsidiary of Valeant held by any employee of Valeant or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed an aggregate of $15.0 million since the date of the indenture;

(6)	payments to holders of Equity Interests (or to the holders of Indebtedness that is convertible into or exchangeable for Equity Interests upon such conversion or exchange) in lieu of the issuance of fractional shares; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(7)	the redemption, repurchase, retirement, defeasance or other acquisition of subordinated Indebtedness of Valeant, so long as, at the time of any such redemption, repurchase, retirement, defeasance or acquisition, the Total Leverage Ratio is less than 1.25x, in an aggregate amount not to exceed $50.0 million since the date of the indenture; and

(8)	other Restricted Payments in an aggregate amount not to exceed $75.0 million since the date of the indenture.
     The amount of all Restricted Payments (other than cash) will be the Fair Market Value (determined, for purposes of this covenant, by Valeant or, in the case of any asset(s) valued in excess of $10.0 million, by the Board of Directors, in each case evidenced by an officers’ certificate delivered to the trustee) on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Valeant or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $50.0 million. (Section 4.8)
Incurrence of Indebtedness and Issuance of Preferred Stock
     Valeant will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur”), with respect to any Indebtedness (including Acquired Debt), and Valeant will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred stock; provided, however, that Valeant or any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock if the Fixed Charge Coverage Ratio for Valeant’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.
     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
(1)	the incurrence by Valeant of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed $150.0 million;

(2)	the incurrence by Valeant and its Restricted Subsidiaries of the Existing Indebtedness;

(3)	the incurrence by Valeant of Indebtedness represented by the notes to be issued on the date of the indenture (including the Guarantees) and the Exchange Notes to be issued pursuant to the exchange and registration rights agreement and Guarantees thereof, if any, by Domestic Subsidiaries of Valeant;

(4)	the incurrence by Valeant or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Valeant or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing

Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $25.0 million at any time outstanding;

(5)	the incurrence by Valeant or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (11) or (12) of this paragraph;

(6)	the incurrence by Valeant or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Valeant and any of its Restricted Subsidiaries; provided, however, that:
(a)	if Valeant or a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Valeant or a Restricted Subsidiary of Valeant and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Valeant or a Restricted Subsidiary of Valeant will be deemed, in each case, to constitute an incurrence of such Indebtedness by Valeant or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
(7)	the incurrence by Valeant or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business and not for speculative purposes;

(8)	the Guarantee by Valeant or any Subsidiary Guarantor of Indebtedness of Valeant or a Subsidiary Guarantor of Valeant that was permitted to be incurred by another provision of this covenant (other than the Subsidiary Guarantees); provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;

(9)	the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Valeant as accrued;

(10)	Obligations in respect of performance and surety bonds and completion guarantees provided by Valeant or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not to exceed $25.0 million;

(11)	the incurrence by Valeant or any of its Restricted Subsidiaries of Acquired Debt in an aggregate principal amount at any time outstanding not to exceed $50.0 million;

(12)	the incurrence by Valeant or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (12), not to exceed $50.0 million; and

(13)	the Guarantee by Domestic Subsidiaries of Valeant of Indebtedness of Valeant or the Subsidiary Guarantors permitted to be incurred under another provision of this covenant.

     Valeant will not, and will not permit any Subsidiary Guarantor to, incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Valeant or the Subsidiary Guarantors unless such Indebtedness is also contractually subordinated in right of payment to the notes on substantially identical terms; provided, however, that no Indebtedness of Valeant or the Subsidiary Guarantors will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Valeant or any Subsidiary Guarantor solely by virtue of being unsecured.
     For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Valeant will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. (Section 4.9)
Liens
     Valeant will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens, unless contemporaneously therewith:
(1)	in the case of any Lien securing an obligation that ranks pari passu with the notes or a Subsidiary Guarantee, effective provision is made to secure the notes or such Subsidiary Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same assets of the Issuer or such Restricted Subsidiary, as the case may be; and

(2)	in the case of any Lien securing an obligation that is subordinated in right of payment to the notes or a Subsidiary Guarantee, effective provision is made to secure the Notes or such Subsidiary Guarantee, as the case may be, with a Lien on the same assets of the Issuer or such Restricted Subsidiary, as the case may be, that is prior to the Lien securing such subordinated obligation. (Section 4.11)
Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
     Valeant will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(1)	pay dividends or make any other distributions on its Capital Stock to Valeant or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Valeant or any of its Restricted Subsidiaries;

(2)	make loans or advances to Valeant or any of its Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to Valeant or any of its Restricted Subsidiaries.
     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:
(1)	agreements governing Existing Indebtedness as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2)	the indenture, the notes and the Subsidiary Guarantees;

(3)	any encumbrance or restriction pursuant to Credit Facilities incurred under clause (1) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”;

(4)	applicable law, rule, regulation or order, approval, license, permit or similar restriction, including under contracts with foreign governments or agencies thereof entered into in the ordinary course of business;

(5)	any instrument governing Indebtedness or Capital Stock of a Person acquired by Valeant or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred, or such Capital Stock was issued, in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(6)	customary non-assignment provisions in leases, contracts and licenses entered into in the ordinary course of business and consistent with past practices;

(7)	purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(8)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9)	Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)	Permitted Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)	customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

(12)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business. (Section 4.12)
Merger, Consolidation or Sale of Assets
     Valeant may not, and will not permit any Subsidiary Guarantor to, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Valeant or the Subsidiary Guarantor is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Valeant and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:
(1)	either: (a) Valeant or a Subsidiary Guarantor is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Valeant or a Subsidiary Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)	the Person formed by or surviving any such consolidation or merger (if other than Valeant or a Subsidiary Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made expressly assumes all the obligations of Valeant, or the Subsidiary Guarantor, as applicable, under the notes (or the Subsidiary Guarantee), the indenture and the exchange and registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3)	immediately after such transaction, no Default or Event of Default exists; and

(4)	Valeant or the Person formed by or surviving any such consolidation or merger (if other than Valeant or a Subsidiary Guarantor), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”.
     In addition, Valeant may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.
     Notwithstanding the foregoing: (A) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to Valeant or any Subsidiary Guarantor and (B) Valeant may merge with an Affiliate incorporated solely for the purpose of reincorporating Valeant in another jurisdiction within the United States of America, any state thereof or the District of Columbia. (Section 5.1)
Transactions with Affiliates
     Valeant will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:
(1)	the Affiliate Transaction is on terms that are no less favorable to Valeant or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Valeant or such Restricted Subsidiary with an unrelated Person; and

(2)	Valeant delivers to the trustee:
(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; provided, that a series of related Affiliate Transactions that provides for payments of no more than $2 million in any calendar year shall be exempted; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to Valeant or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided, that a series of related Affiliate Transactions that provides for payments of no more than $5 million in any calendar year shall be exempted.

     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:
(1)	any employment agreement entered into by Valeant or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Valeant or such Restricted Subsidiary;

(2)	transactions between or among Valeant and/or its Restricted Subsidiaries;

(3)	transactions with a Person that is an Affiliate of Valeant solely because Valeant owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)	payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of Valeant;

(5)	issuances or sales of Equity Interests (other than Disqualified Stock) of Valeant to Affiliates or employees of or consultants to Valeant;

(6)	Restricted Payments that are permitted by the provisions of the indenture described above under the caption “— Restricted Payments”;

(7)	transactions effected pursuant to agreements in effect on the date of the indenture and any amendment, modification, or replacement to such agreement (so long as the amendment, modification or replacement is not disadvantageous to the Holders of the notes in any respect);

(8)	advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding; and

(9)	transactions with a Permitted Joint Venture. (Section 4.13)
Designation of Restricted and Unrestricted Subsidiaries
     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. Any designation of a Subsidiary as an Unrestricted Subsidiary will be deemed to be a redesignation of each of such entity’s Subsidiaries as Unrestricted Subsidiaries. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Valeant and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “— Restricted Payments” or under one or more of the clauses of the definition of Permitted Investments, as determined by Valeant. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default. (Section 4.16)
Business Activities
     Valeant will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Valeant and its Restricted Subsidiaries, taken as a whole. (Section 4.17)
Payments for Consent
     Valeant will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement. (Section 4.18)

Reports
     Whether or not required by the Commission’s rules and regulations, so long as any notes are outstanding, Valeant will furnish (to the extent not publicly available on the Commission’s IDEA (f/k/a EDGAR) system) to the Holders of notes and post on the Company’s website (in a format that is accessible to Holders of notes as well as prospective Holders of notes), within the time periods specified in the Commission’s rules and regulations:
(1)	all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if Valeant were required to file such reports; and

(2)	all current reports that would be required to be filed with the Commission on Form 8-K if Valeant were required to file such reports.
     All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports (other than consolidating financial information required by Rule 3-10 of Regulation S-X or any comparable provision so long as the Company complies with the last paragraph of this “— Reports” covenant). Each annual report on Form 10-K will include a report on Valeant’s consolidated financial statements by Valeant’s certified independent accountants. In addition, Valeant will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.
     If, at any time, Valeant is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Valeant will nevertheless continue filing with the Commission and posting on its website the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing.
     Valeant agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept Valeant’s filings for any reason, Valeant will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if Valeant were required to file those reports with the Commission.
     In addition, Valeant agrees that, for so long as any notes remain outstanding, at any time it is not required to file the reports required by the preceding paragraphs with the Commission, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     The quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements, in the footnotes of the financial statements or in Management’s Discussion and Analysis of Financial Condition and Results of Operations, that discloses the total assets, liabilities, revenues and income from operations of subsidiaries of Valeant that do not guarantee the notes. (Section 4.3)
Events of Default and Remedies
     Each of the following is an Event of Default:
(1)	default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes;

(2)	default in payment when due of the principal of, or premium, if any, on the notes;

(3)	failure by Valeant or any of its Restricted Subsidiaries (a) to comply with the provisions described under the captions “— Repurchase at the Option of Holders — Asset Sales”, “— Certain Covenants — Restricted Payments”, “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”, which failure remains uncured for 30 days after notice or (b) to comply with the provisions described under the captions “— Repurchase at the Option of

Holders — Change of Control” or “— Certain Covenants — Merger, Consolidation or Sale of Assets”;

(4)	failure by Valeant or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the indenture;

(5)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Valeant or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Valeant or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:
(a)	is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity;
and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;
(6)	failure by Valeant or any of its Restricted Subsidiaries to pay final non-appealable judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)	any Subsidiary Guarantee by a Significant Subsidiary ceases to be in full force and effect in all material respects (except as contemplated by the terms thereof) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms such Subsidiary Guarantor’s obligations under the Indenture or any Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice as specified in the Indenture; or

(8)	certain events of bankruptcy, administration, administrative receivership, composition, insolvency or liquidation described in the indenture with respect to Valeant, any Significant Subsidiary, or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary or a Significant Subsidiary upon the occurrence of such events. (Section 6.1)
     In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Valeant, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately. (Section 6.2)
     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture.
     Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. (Section 6.5) The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default in the payment of principal, interest or Liquidated Damages) if it determines that withholding notice is in their interest. (Section 7.5)
     The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes. (Section 6.4)

     Valeant is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Valeant is required to deliver to the trustee a statement specifying such Default or Event of Default. (Section 4.4)
No Personal Liability of Directors, Officers, Employees and Stockholders
     No director, officer, employee, incorporator or stockholder of Valeant, as such, will have any liability for any obligations of Valeant under the notes, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws. (Section 13 of Note)
Legal Defeasance and Covenant Defeasance
     Valeant may, at its option and at any time, elect to have all of its and the Subsidiary Guarantors’ obligations discharged with respect to the outstanding notes and guarantees (“Legal Defeasance”) except for:
(1)	the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on, such notes when such payments are due from the trust referred to below;

(2)	Valeant’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and Valeant’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the indenture. (Section 8.2)
     In addition, Valeant may, at its option and at any time, elect to have the obligations of Valeant and the Subsidiary Guarantors released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation or insolvency events) described under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes. (Section 8.3)
     In order to exercise either Legal Defeasance or Covenant Defeasance:
(1)	Valeant must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. Dollars, non-callable Government Securities, or a combination of cash in U.S. Dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on, the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Valeant must specify whether the notes are being defeased to maturity or to a particular redemption date; (Section 8.2 and 8.3)

(2)	in the case of Legal Defeasance, Valeant must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Valeant has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (Section 8.2)

(3)	in the case of Covenant Defeasance, Valeant must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (Section 8.3)

(4)	no Default or Event of Default may have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (Section 8.2 and 8.3)

(5)	such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Valeant or any of its Subsidiaries is a party or by which Valeant or any of its Subsidiaries is bound; (Section 8.2 and 8.3)

(6)	Valeant must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (Section 8.2 and 8.3)

(7)	Valeant must deliver to the trustee an officers’ certificate stating that the deposit was not made by Valeant with the intent of preferring the Holders of notes over the other creditors of Valeant with the intent of defeating, hindering, delaying or defrauding creditors of Valeant or others; (Section 8.2 and 8.3) and

(8)	Valeant must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with. (Section 8.2 and 8.3)
Amendment, Supplement and Waiver
     Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). (Section 9.2)
     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):
(1)	reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest on any note;

(4)	make any note payable in money other than U.S. Dollars;

(5)	make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

(6)	waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “— Repurchase at the Option of Holders”);

(7)	impair the right to institute suit for the enforcement of any payment on or with respect to the notes;

(8)	modify the Subsidiary Guarantees in any manner adverse to the Holders of notes; or

(9)	make any change in the preceding amendment and waiver provisions. (Section 9.2)
     Notwithstanding the preceding, without the consent of any Holder of notes, Valeant and the trustee may amend or supplement the indenture or the notes:
(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of Valeant’s or any Subsidiary Guarantor’s obligations to Holders of notes in the case of a consolidation or merger or sale of all or substantially all of Valeant’s or a Subsidiary Guarantor’s assets;

(4)	to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder;

(5)	to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)	to conform the text of the indenture or the notes to any provision of this Description of the Exchange Notes to the extent that such provision in the indenture was intended to be a verbatim recitation of a provision of this Description of the Exchange Notes;

(7)	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of its date; or

(8)	to add additional Guarantees with respect to the notes or to confirm and evidence the release, termination or discharge of any Guarantee when such release, termination or discharge is permitted under the indenture. (Section 9.1)
Satisfaction and Discharge
     The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:
(1)	either:
(a)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Valeant, have been delivered to the trustee for cancellation; or

(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Valeant has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, non-callable Government Securities, or a combination of cash in U.S. Dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;
(2)	no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Valeant is a party or by which Valeant is bound, and as to which the rights of the other parties thereto are senior to those of the Holders;

(3)	Valeant has paid or caused to be paid all sums payable by it under the indenture; and

(4)	Valeant has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.
     In addition, Valeant must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied. (Section 8.1)
Concerning the Trustee
     If the trustee becomes a creditor of Valeant, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign. (Section 7.11)
     The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. (Section 6.5) The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense. (Section 7.1)
Governing Law
     The indenture and the notes will be governed by the laws of the State of New York. (Section 11.8)
Book-Entry, Delivery and Form
     The notes will be represented by one or more notes in registered global form, without interest coupons attached. Upon the consummation of the exchange offer, these global notes, or the Global Notes, will be deposited with The Depository Trust Company, or DTC, in New York, New York, or remain in the custody of the trustee and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. (Section 2.1)
     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, including, if applicable, those of Euroclear Bank S.A./ N.V., as operator of the Euroclear System, or Euroclear, and Clearstream Banking, société anonyme, or Clearstream, which may change from time to time. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes”. (Section 2.12)

Depository Procedures
     The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Valeant takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
     DTC has advised Valeant that DTC is a limited-purpose trust company created to hold securities for its participating organizations, collectively, the participants, and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, collectively, the indirect participants. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.
     DTC has also advised Valeant that, pursuant to procedures established by it:
(1)	upon deposit of the Global Notes, DTC will credit the accounts of participants with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interest in the Global Notes).
     Investors in the Global Notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./ N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.
     Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
     Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.
     Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, Valeant and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Valeant, the trustee nor any agent of Valeant or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.
     DTC has advised Valeant that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or Valeant. Neither Valeant nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and Valeant and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
     Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clear-stream will be effected in accordance with their respective rules and operating procedures.
     Cross-market transfers between the participants in DTC, on the one hand, and DTC participants acting on behalf of Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of DTC participants acting on behalf of Euroclear or Clearstream, as the case may be; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to the DTC participant acting on its behalf to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the DTC participants acting on behalf of Euroclear or Clearstream.
     DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for notes in certificated form, and to distribute such notes to its participants.
     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither Valeant nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
     A Global Note is exchangeable for definitive notes in registered certificated form, or Certificated Notes, if:
(1)	DTC (a) notifies Valeant that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Valeant fails to appoint a successor depositary; or

(2)	there has occurred and is continuing a Default or Event of Default with respect to the notes.

     In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures), and the Certificated Notes shall bear appropriate legends indicating the transfer restrictions applicable thereto. (Section 2.12)
     Same Day Settlement and Payment
     Valeant will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. Valeant will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes, in the case of a Holder holding an aggregate principal amount of notes of $1 million or more, or, if no such account is specified or in the case of a Holder holding an aggregate principal amount of notes of less than $1 million, by mailing a check to each such Holder’s registered address. (Section 4.1) The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Valeant expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Valeant that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
     Certain Definitions
     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture (Section 1.1) for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
     “Acquired Debt” means, with respect to any specified Person:
     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person and which is not satisfied in full at such time, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” have correlative meanings.
     “Applicable Premium” means, with respect to a note, the greater of
     (1) 1.0% of the then outstanding principal amount of such note and

     (2) (a) the present value of all remaining required interest and principal payments due on such note and all premium payments relating to such note assuming a redemption date of June 15, 2012, computed using a discount rate equal to the Treasury Rate plus 50 basis points, minus
     (b) the then outstanding principal amount of such note minus
     (c) accrued interest paid on the date of redemption.
     “Asset Sale” means:
     (1) the sale, lease, conveyance or other disposition of any assets, property or rights; provided, that the sale, conveyance or other disposition of all or substantially all of the assets of Valeant and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and
     (2) the issuance of Equity Interests by any of Valeant’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.
     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
     (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;
     (2) a transfer of assets between or among Valeant and its Restricted Subsidiaries;
     (3) an issuance of Equity Interests by a Restricted Subsidiary to Valeant or to another Restricted Subsidiary;
     (4) the sale or lease of equipment, inventory or accounts receivable in the ordinary course of business;
     (5) the sale or other disposition of cash or Cash Equivalents;
     (6) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments”;
     (7) the license of intellectual property to third persons in the ordinary course of business as determined by the Board of Directors of Valeant in good faith;
     (8) the sale, exchange or other disposition of obsolete assets not integral to any Permitted Business; and
     (9) sales, transfers or other dispositions of assets for consideration at least equal to the Fair Market Value of the assets sold or disposed of, but only if the consideration received consists of property or assets (other than cash, except to the extent used as a bona fide means of equalizing the value of the property or assets involved in the swap transaction; provided, however, that cash does not exceed 10% of the sum of the amount of the cash and the Fair Market Value of the assets received or given) of a nature or type that are used in, a business having property or assets of a nature or type or engaged in a Permitted Business (or Capital Stock of a Person whose assets consist of assets of the type described in this clause (9)).

     “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
     “Board of Directors” means:
     (1) with respect to a company or corporation, the board of directors of the company or corporation or any committee thereof duly authorized to act on behalf of such board;
     (2) with respect to a partnership, the Board of Directors of the general partner of the partnership or any committee thereof duly authorized to act on behalf of such board; and
     (3) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Capital Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Cash Equivalents” means:
     (1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (provided, that the full faith and credit of the U.S. is pledged in support thereof) having repricings or maturities of not more than one year from the date of acquisition;
     (2) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;
     (3) repurchase obligations with a term of not more than 14 days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

     (4) commercial paper having a rating of at least “P-2” or better from Moody’s or at least “A-2” or better from S&P, or carrying an equivalent rating by an internationally recognized rating agency and, in each case, maturing within one year after the date of acquisition;
     (5) Auction-rate, corporate and municipal securities, in each case (x) having either short-term debt ratings of at least “P-2” or better from Moody’s or at least “A-2” or better from S&P or long-term senior debt ratings of “A2” or better from Moody’s or at least “A” or better from S&P, or carrying an equivalent rating by an internationally recognized rating agency, (y) having repricings or maturities of not more than one year from the date of acquisition and (z) which are classifiable as cash and cash equivalents under GAAP;
     (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; or
     (7) in the case of any Foreign Subsidiary:
     (a) direct obligations of the sovereign nation, or any agency thereof, in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation, or any agency thereof; provided, that such obligations are acquired and held by such Foreign Subsidiary in the ordinary course of business and have repricings or maturities of not more than one year from the date of acquisition; or
     (b) investments of the type and maturity described in clauses (1) through (5) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from internationally recognized rating agencies; provided, that such investments are acquired and held by such Foreign Subsidiary in the ordinary course of business.
     “Change of Control” means the occurrence of any of the following:
     (1) any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner of shares of Valeant’s Voting Stock representing (i) 50% or more of the total voting power of all of Valeant’s outstanding Voting Stock or (ii) the power, directly or indirectly, or elect a majority of the members of Valeant’s Board of Directors;
     (2) Valeant consolidates with, or merges with or into, another Person, or Valeant, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the properties or assets of Valeant and its Restricted Subsidiaries, taken as a whole (other than by way of merger or consolidation), in one or a series of related transactions, or any Person consolidates with, or merges with or into, Valeant, in any such event other than pursuant to a transaction in which the Persons that Beneficially Owned the shares of Valeant’s Voting Stock immediately prior to such transaction Beneficially Own at least a majority of the total voting power of all outstanding Voting Stock (other than Disqualified Stock) of the surviving or transferee Person;
     (3) the holders of Valeant’s Capital Stock approve any plan or proposal for the liquidation or dissolution of Valeant (whether or not otherwise in compliance with the indenture); or
     (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Valeant (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Valeant has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of Valeant.

     “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:
     (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus
     (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
     (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Interest Rate Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus
     (4) any restructuring charges (which, for the avoidance of doubt, shall include retention, severance, systems establishment costs, excess pension charges, contract termination costs and costs to consolidate facilities and relocate employees), to the extent that any such charge or expense was deducted in computing such Consolidated Net Income; plus
     (5) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), and other non-cash charges or expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charge or expenses were deducted in computing such Consolidated Net Income; minus
     (6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.
     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Valeant will be added to Consolidated Net Income to compute Consolidated Cash Flow of Valeant only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Valeant by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.
     “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
     (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
     (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;
     (3) the cumulative effect of a change in accounting principles will be excluded;
     (4) any extraordinary or nonrecurring gain or loss and any expense or charge in connection with acquired intellectual property and research & development will be excluded;
     (5) any extraordinary or nonrecurring gain or loss and any expense or charge attributable to the disposition of discontinued operations will be excluded;
     (6) charges incurred in connection with the retirement or redemption of the 3% Convertible Subordinated Notes due 2010 or the 4% Convertible Subordinated Notes due 2013 will be excluded;
     (7) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries will be excluded; and
     (8) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss) will be excluded.
     “Credit Facilities” means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or other borrowings, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including, in the case of any amendment, restatement, modification, renewal, refunding, replacement or refinancing only, by means of sales of debt securities to institutional investors under an indenture, credit facility or otherwise) in whole or in part from time to time.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Valeant to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Valeant may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments”.
     “Domestic Subsidiary” means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “Equity Offering” means a public or private offering of Equity Interests (other than Disqualified Stock).
     “Existing Indebtedness” means Indebtedness of Valeant and its Restricted Subsidiaries (other than Indebtedness, if any, under Credit Facilities incurred under clause (1) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”) in existence on the date of the indenture, until such amounts are repaid.
     “Fair Market Value” means the price that could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, determined in good faith by the Board of Directors of Valeant (unless otherwise provided in the indenture).
     “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period.
     In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.
     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
     (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through consolidations or mergers and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X promulgated by the Commission;
     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and
     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.
     “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
     (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Interest Rate Hedging Obligations; plus
     (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

     (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus
     (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Valeant (other than Disqualified Stock) or to Valeant or a Restricted Subsidiary of Valeant, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.
     “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.
     “Hedging Obligations” means, with respect to any specified Person
     (1) Interest Rate Hedging Obligations; and
     (2) the obligations of such Person under agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates.
     “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
     (1) in respect of borrowed money;
     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
     (3) in respect of banker’s acceptances;
     (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;
     (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or
     (6) representing any Hedging Obligations,
     if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
     The amount of any Indebtedness outstanding as of any date will be:

     (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and
     (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.
     “Interest Rate Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
     (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and
     (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.
     “Investment Grade Rating” means a rating of Baa3 or better by Moody’s and BBB– or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the notes for reasons outside of the control of Valeant, the equivalent investment grade credit rating from any Rating Agency selected by Valeant as a replacement Rating Agency).
     “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If (i) Valeant or any Restricted Subsidiary of Valeant sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Valeant such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Valeant or (ii) a Restricted Subsidiary is redesignated as an Unrestricted Subsidiary, Valeant will be deemed to have made an Investment on the date of any such sale, disposition or redesignation equal to the Fair Market Value of Valeant’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments”. The acquisition by Valeant or any Restricted Subsidiary of Valeant of a Person that holds an Investment in a third Person will be deemed to be an Investment by Valeant or such Restricted Subsidiary in such third Person (but only to the extent such Investment in a third person is material to the acquired entity) in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments”. For the avoidance of doubt, acquisitions of or licenses for products or assets used or useful in a Permitted Business do not constitute Investments.
     “Issue Date” means June 9, 2009, the date of the initial issuance of the notes under the indenture.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge (fixed and/or floating), security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
     “Liquidated Damages” has the meaning given to such term or similar terms (including “Additional Interest”) in the exchange and registration rights agreement.
     “Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.
     “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

     “Net Proceeds” means the aggregate cash proceeds received by Valeant or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.
     “Non-Recourse Debt” means Indebtedness:
     (1) as to which neither Valeant nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;
     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of Valeant or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and
     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Valeant or any of its Restricted Subsidiaries.
     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
     “Permitted Business” means any business conducted by Valeant and its Restricted Subsidiaries on the date of the indenture and any business that is in the judgment of Valeant reasonably related, ancillary or complimentary to the business of Valeant and its Restricted Subsidiaries on the date of the indenture.
     “Permitted Investments” means:
     (1) any Investment in Valeant or in a Restricted Subsidiary of Valeant;
     (2) any Investment in cash and Cash Equivalents;
     (3) any Investment by Valeant or any Subsidiary of Valeant in a Person, if as a result of such Investment:
     (a) such Person becomes a Restricted Subsidiary of Valeant; or
     (b) such Person is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Valeant or a Restricted Subsidiary of Valeant;
     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales”;
     (5) any Investments made solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Valeant;

     (6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;
     (7) Investments represented by Hedging Obligations;
     (8) Investments in existence on the date of the indenture;
     (9) Payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
     (10) Advances to employees in the ordinary course of business of Valeant or a Restricted Subsidiary;
     (11) Investments in a Permitted Joint Venture, when taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding not to exceed $25.0 million; and
     (12) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding not to exceed $50.0 million.
     “Permitted Joint Venture” means any joint venture (which may be in the form of a limited liability company, partnership, corporation or other entity) in which Valeant or any of its Restricted Subsidiaries is a joint venturer; provided, however, that (a) the joint venture is engaged solely in a Permitted Business and (b) Valeant or a Restricted Subsidiary is required by the governing documents of the joint venture or an agreement with the other parties to the joint venture to participate in the management of such joint venture as a member of such joint venture’s Board of Directors or otherwise.
     “Permitted Liens” means:
     (1) Liens securing Indebtedness and other Obligations under Credit Facilities that were permitted by the terms of the indenture to be incurred under clause (1) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”;
     (2) Liens in favor of Valeant;
     (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with or is acquired by Valeant or any Subsidiary of Valeant; provided, that such Liens were not incurred in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, consolidated with or acquired by Valeant or the Subsidiary;
     (4) Liens on property existing at the time of acquisition of the property by Valeant or any Subsidiary of Valeant, provided, that such Liens were not incurred in contemplation of such acquisition;
     (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with such Indebtedness;
     (7) Liens existing on the date of the indenture;
     (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
     (9) Liens securing Hedging Obligations;
     (10) Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business (including deposits necessary to obtain standby letters of credit);
     (11) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:
     (a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and
     (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement;
     (12) Liens incurred in the ordinary course of business of Valeant or any Restricted Subsidiary of Valeant with respect to obligations that do not exceed $25.0 million at any one time outstanding;
     (13) survey title exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not materially interfering with the ordinary conduct of the business of Valeant and its Subsidiaries taken as a whole;
     (14) Liens arising by operation of law in favor of landlords, mechanics, carriers, warehousemen, materialmen, laborers, employees, suppliers or the like, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;
     (15) Liens arising out of judgments, decrees, orders or awards in respect of which Valeant shall in good faith be prosecuting an appeal or proceedings for review which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;
     (16) Liens securing the notes and the Subsidiary Guarantees; and

     (17) Liens securing one or more local working capital facilities of foreign Restricted Subsidiaries, so long as such Liens do not extend to the assets of any Person other than such foreign Restricted Subsidiaries.
     “Permitted Refinancing Indebtedness” means any Indebtedness of Valeant or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Valeant or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, that:
     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);
     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
     (4) such Indebtedness is incurred either by Valeant or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
     (5) if the Indebtedness being refinanced is Indebtedness of a Valeant or a Subsidiary Guarantor, such Permitted Refinancing Indebtedness is also Indebtedness of Valeant or a Subsidiary Guarantor.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the notes for reasons outside of the control of Valeant, a nationally recognized statistical rating organization under the Exchange Act selected by Valeant as a replacement agency for Moody’s or S&P, as the case may be.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
     “S&P” means Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.
     “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated by the Commission, as such Regulation is in effect on the date hereof.
     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
     “Subsidiary Guarantee” means each Guarantee of the obligations with respect to the notes issued by a Subsidiary of the Company pursuant to the terms of the Indenture.
     “Subsidiary Guarantor” means any Subsidiary that has issued a Subsidiary Guarantee.
     “Total Leverage Ratio” means the ratio of (i) total consolidated Indebtedness of Valeant and the Restricted Subsidiaries, after giving effect to all incurrences and repayments of Indebtedness on the transaction date, to (ii) Consolidated Cash Flow for the most recent four consecutive full fiscal quarters for which financial statements are available ending on or prior to the transaction date.
     “Treasury Rate” means the rate per annum equal to the yield to maturity at the time of computation of United States Treasury securities with a constant maturity most nearly equal to the period from such date of redemption to June 15, 2012; provided, however, that if the period from such date of redemption to June 15, 2012 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such date of redemption to June 15, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
     “Unrestricted Subsidiary” means any Subsidiary of Valeant that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:
     (1) has no Indebtedness other than Non-Recourse Debt;
     (2) is not party to any agreement, contract, arrangement or understanding with Valeant or any Restricted Subsidiary of Valeant unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Valeant or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Valeant;
     (3) is a Person with respect to which neither Valeant nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Valeant or any of its Restricted Subsidiaries.
     Any designation of a Subsidiary of Valeant as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption ‘‘—Certain Covenants — Restricted Payments”. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Valeant as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—

Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”, Valeant will be in default of such covenant. The Board of Directors of Valeant may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Valeant of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.
     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment; by
     (2) the then outstanding principal amount of such Indebtedness.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
     The following discussion summarizes the material U.S. federal income tax considerations relating to the exchange of old notes for exchange notes pursuant to the exchange offer. This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder’s circumstances. This summary applies only to those persons holding old notes and exchange notes as capital assets and does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, a person that holds old notes or exchange notes as a position in a “straddle,” conversion or other integrated transaction, tax-exempt organization, partnership or other entity classified as a partnership for U.S. federal income tax purposes, certain former citizens and residents, a person who is liable for the alternative minimum tax, or a person whose “functional currency” is not the U.S. dollar. If an entity that is treated as partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you own an interest in such an entity, you should consult your tax advisor. In addition, this discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any possible applicability of U.S. federal gift or estate tax.
     This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary. We have not sought a ruling from the IRS with respect to the U.S. federal income tax consequences of acquiring, holding or disposing of a note. There can be no assurance that the IRS will not challenge one or more of the conclusions described herein.
     You should consult your tax advisor about the tax consequences of purchasing or holding old notes and exchange notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local, foreign or other tax laws (such as those relating to debt instruments issued with original issue discount.)
     The following is a summary of the material U.S. federal income tax considerations relating to the exchange of the old notes for exchange notes in the exchange offer. It does not contain a complete analysis of all the potential tax considerations relating thereto. This summary is limited to holders of old notes who hold the old notes as “capital assets” (in general, assets held for investment).
     Consequences of Tendering Old Notes
     We believe the exchange of old notes for exchange notes in the exchange offer will generally not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the old note exchanged therefor, and the tax basis of the exchange note will be the same as the tax basis of the old note exchanged therefor immediately before the exchange.
     This information is provided for your information only and not as tax advice for any holder of old notes. Each holder should consult its own tax adviser as to the particular tax consequences that would bear on its exchange of old notes for exchange notes, including the applicability and effect of any state, local or foreign tax laws and of any proposed changes in applicable laws. Furthermore, each holder should consult its own tax adviser as to the particular tax consequences that would bear on its holding of exchange notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION
     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market making activities or other trading activities. We have agreed that, for a period of 180 days after the completion of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. During this period, we will send copies of this prospectus, as amended or supplemented, to those broker-dealers that check the box on the letter of transmittal accompanying this prospectus requesting additional copies of this prospectus.
     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:
•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the exchange notes; or

•	a combination of such methods of resale.
These resales may be made:
•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
     Furthermore, any broker-dealer that acquired any of the old notes directly from us but not as a result of market making activities or other trading activities:
•	may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley and Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993) and Brown & Wood LLP, SEC no-action letter (February 7, 1997); and

•	must comply with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction (it being understood that this prospectus may not be used by such broker-dealers), in the absence of an exemption from such requirements.
     We have agreed to pay all expenses incident to the performance of our obligations in relation to the exchange offer other than commissions or concessions of any broker-dealer. We have also agreed, pursuant to the terms of the exchange and registration rights agreement, to indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
     The validity of the exchange notes and the related guarantees will be passed upon for us and the subsidiary guarantors by Morgan, Lewis & Bockius LLP.
EXPERTS
     The consolidated financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated by reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Private Formula International Holdings Pty Ltd. (“PFI”), EMO-FARM sp. z o.o. (“Emo-Farm”), Tecnofarma S.A. de C.V. (“Tecnofarma”), and Laboratoire Dr. Renaud (“Dr. Renaud”) businesses the registrant acquired as of December 31, 2009, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$365,000,000
VALEANT PHARMACEUTICALS INTERNATIONAL
EXCHANGE OFFER FOR
8.375% SENIOR NOTES DUE 2016

PROSPECTUS

PART II
ITEM 20. Indemnification of Directors and Officers
     The following summaries are qualified in their entirety by reference to the complete text of the statutes referred to below and the certificates of incorporation, certificates of formation, bylaws and operating agreements of Valeant and the Subsidiary Guarantor Registrants, each of which is filed as an exhibit to this registration statement.
Valeant Pharmaceuticals International
     Section 145 (“Section 145”) of the General Corporation Law of the state of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery of the state of Delaware (the “Chancery Court”) or the court in which such action or suit was brought, shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for the expenses that the Chancery Court or such other court deems proper.
     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. However, if the director or officer is not successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall only be indemnified by the corporation as authorized in the specific case upon a determination that indemnification is proper because he or she met the applicable standard of conduct, as determined by a majority of the disinterested board of directors, or otherwise as described in Section 145.
     Valeant Pharmaceuticals International’s (“Valeant”) certificate of incorporation and bylaws, as amended, provide indemnification to the Valeant’s officers and directors against liabilities they may incur in their capacities as such, which indemnification is similar to that provided by Section 145.
     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividend and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit. Valeant has provided in its certificate of incorporation, as amended, that its directors shall be exculpated from liability as provided under Section 102(b)(7) of the DGCL and to the fullest extent permitted by the DGCL.
Subsidiary Guarantor Registrants
Delaware Corporation Guarantors —Amarin Pharmaceuticals Inc.; Hyland Capital, Inc.; ICN Southeast, Inc;, Oceanside Pharmaceuticals, Inc.; Valeant Biomedicals, Inc.; Valeant China, Inc.; Valeant Pharmaceuticals North America; Coria Laboratories, Ltd.; Dow Pharmaceutical Sciences, Inc.
     See “Valeant Pharmaceuticals International” above for a discussion of certain provisions of the DGCL relating to the limitation of personal liability and indemnification of directors, officers and other persons referred to therein.

     Amarin Pharmaceuticals Inc.’s certificate of incorporation and bylaws provide indemnification for directors, officers, employees and agents against liabilities they may incur in their capacities as such, which indemnification is similar to that provided by Section 145 of the DGCL.
     Hyland Capital, Inc.’s certificate of incorporation provides indemnification for directors, officers, employees and agents against liabilities they may incur in their capacities as such to the fullest extent permitted by the DGCL.
     ICN Southeast, Inc.’s certificate of incorporation and bylaws provide indemnification for directors, officers, employees and agents against liabilities they may incur in their capacities as such, which indemnification is similar to that provided by Section 145 of the DGCL.
     Oceanside Pharmaceuticals, Inc.’s certificate of incorporation provides indemnification for directors, officers, employees and agents against liabilities they may incur in their capacities as such to the fullest extent permitted by the DGCL.
     Valeant Biomedicals, Inc.’s certificate of incorporation provides indemnification for directors, officers, employees and agents against liabilities they may incur in their capacities as such to the fullest extent permitted by the DGCL.
     Valeant China, Inc.’s certificate of incorporation and bylaws provide indemnification for directors, officers, employees and agents against liabilities they may incur in their capacities as such to the fullest extent permitted by the DGCL.
     Valeant Pharmaceuticals North America’s certificate of incorporation provides indemnification for directors, officers, employees and agents against liabilities they may incur in their capacities as such to the fullest extent permitted by the DGCL.
     Coria Laboratories, Ltd.’s certificate of incorporation provides indemnification for directors, officers, employees and agents against liabilities they may incur in their capacities as such to the fullest extent permitted by the DGCL.
     Dow Pharmaceutical Sciences, Inc.’s certificate of incorporation provides indemnification for directors, officers, employees and agents against liabilities they may incur in their capacities as such to the fullest extent permitted by the DGCL.
Delaware Limited Liability Company Guarantors — Healthchoice Online, LLC
     Section 18-108 of the Delaware Limited Liability Company Act (the “Act”) permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
     Healthchoice Online, LLC’s operating agreement provides indemnification for managers, members, employees and agents against liabilities they may incur in their capacities as such to the fullest extent permitted under the Act.
Ohio Corporation Guarantor — Harbor Pharmaceuticals, Inc.
     Section 1701.13 of the Ohio Revised Code generally permits indemnification of any director, officer or employee with respect to any proceeding against any such person provided that: (i) such person acted in good faith, (ii) such person reasonably believed that the conduct was in or not opposed to the best interests of the corporation, and (iii) in the case of criminal proceedings, such person had no reasonable cause to believe that the conduct was unlawful. Indemnification may be made against expenses (including attorneys’ fees), judgments, fines and settlements actually and reasonably incurred by such person in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may be made only against reasonable expenses (including attorneys’ fees) and may not be made with respect to any proceeding in which the director, officer or employee has been adjudged to be liable to the corporation, except to the extent that the court in which the proceeding was brought shall determine, upon application, that such person is, in view of all the circumstances, entitled to indemnity for such expenses as the court shall deem proper. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the director, officer or employee did not meet the standard of conduct required for indemnification to be permitted.
     Section 1701.13 of the Ohio Revised Code further provides that indemnification thereunder may not be made by the corporation unless authorized after a determination has been made that such indemnification is proper, with that determination to be made (i) by the board of directors by a majority vote of a quorum consisting of directors not parties to the proceedings; (ii) if such a quorum is not obtainable, or, even if obtainable, but a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; (iii) by the shareholders; or (iv) by the court in which the proceeding was brought.
     Finally, Section 1701.13 of the Ohio Revised Code provides that indemnification provided by that Section is not exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or code of regulations or any agreement, vote of shareholders or disinterested directors or otherwise.
     Harbor Pharmaceuticals, Inc.’s articles of incorporation and bylaws require the corporation to indemnify any person made a party to any proceeding, by reason of the fact that he is or was a director, officer or employee of the corporation, or of any corporation in which he served at the request of the corporation, against reasonable expenses incurred by him in connection with the defense of such proceeding or appeal that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.
California Corporation Guarantor — ICN Medical Alliance, Inc.
     Section 317 of the California Corporations Code permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. No indemnification may be made in the cases of:
•	Intentional misconduct or knowing and culpable violation of law;

•	Acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;

•	Receipt of an improper personal benefit;

•	Acts or omissions that show reckless disregard for the director’s duty to the corporation or its shareholders, where the director in the ordinary course of performing a director’s duties should be aware of a risk of serious injury to the corporation or its shareholders;

•	Acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation and its shareholders; or

•	Liability for improper distributions, loans or guarantees.
     ICN Medical Alliance, Inc.’s articles of incorporation and bylaws provide for directors, officers, employees and agents against liabilities they may incur in their capacities as such to the fullest extent permitted by the California Corporations Code.
Other Indemnification Arrangements Applicable to Valeant and the Subsidiary Guarantor Registrants
     Valeant maintains, on behalf of its directors and officers (including the directors and officers of the Subsidiary Guarantor Registrants), insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering Valeant for indemnification payments made to its directors and officers (including the directors and officers of the Subsidiary Guarantor Registrants) for certain liabilities. The premiums for such insurance are paid by Valeant.

ITEM 21. EXHIBITS
(a) Exhibits

Exhibit
Number	Description of Exhibit
3.1	Restated Certificate of Incorporation of Valeant Pharmaceuticals International, as amended to date. (1)

3.2	Amended and Restated Bylaws of Valeant Pharmaceuticals International. (2)

3.3*	Certificate of Incorporation of Amarin Pharmaceuticals Inc., as amended to date.

3.4*	Bylaws of Amarin Pharmaceuticals Inc.

3.5*	Articles of Incorporation of Harbor Pharmaceuticals, Inc.

3.6*	Bylaws of Harbor Pharmaceuticals, Inc.

3.7*	Certificate of Formation of Healthchoice Online, LLC.

3.8*	Operating Agreement of Healthchoice Online, LLC.

3.9*	Certificate of Incorporation of Hyland Capital, Inc.

3.10*	Bylaws of Hyland Capital, Inc.

3.11*	Articles of Incorporation of ICN Medical Alliance, Inc., as amended to date.

3.12*	Bylaws of ICN Medical Alliance, Inc., formerly known as ICN Acquisition Corp.

3.13*	Certificate of Incorporation of ICN Southeast, Inc.

3.14*	Bylaws of ICN Southeast, Inc.

3.15*	Certificate of Incorporation of Oceanside Pharmaceuticals, Inc., as amended to date.

3.16*	Bylaws of Oceanside Pharmaceuticals, Inc.

3.17*	Amended and Restated Certificate of Incorporation of Valeant Biomedicals, Inc.

3.18*	Amended and Restated Bylaws of Valeant Biomedicals, Inc.

3.19*	Certificate of Incorporation of Valeant China, Inc., as amended to date.

3.20*	Bylaws of Valeant China, Inc., formerly known as ICN China, Inc.

3.21*	Amended and Restated Certificate of Incorporation of Valeant Pharmaceuticals North America.

3.22*	Amended and Restated Bylaws of Valeant Pharmaceuticals North America.

3.23*	Amended Certificate of Incorporation of Coria Laboratories, Ltd.

3.24*	Bylaws of Coria Laboratories, Ltd.

3.25*	Amended and Restated Certificate of Incorporation of Dow Pharmaceutical Sciences, Inc.

3.26*	Bylaws of Dow Pharmaceutical Sciences, Inc.

Exhibit
Number	Description of Exhibit
4.1
Indenture, dated as of June 9, 2009, by and among Valeant Pharmaceuticals International, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of 8.375% Senior Note due 2016 and related Guarantees). (3)

4.2
Exchange and Registration Rights Agreement, dated as of June 9, 2009, by and among the Valeant Pharmaceuticals International, Goldman, Sachs & Co. and UBS Securities LLC as Representatives of the several Initial Purchasers named therein and the Guarantors named therein (relating to the 8.375% Senior Notes due 2016). (4)

5.1*	Opinion of Morgan, Lewis & Bockius, LLP.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Morgan, Lewis & Bockius, LLP (contained in opinion filed as Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney (included on signature pages attached hereto).

25.1*
Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, with respect to the Trustee (relating to trustee under indenture governing the 8.375% Senior Notes due 2016).

99.1*	Form of Letter of Transmittal.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Form of Letter to Brokers, Dealers.

99.4*	Form of Letter to Clients.

*	Filed herewith.

(1)	Incorporated by reference to Exhibit 3.1 to Valeant Pharmaceuticals International’s Form 10-Q for the quarter ended September 30, 2003 (File No. 03995078).

(2)	Incorporated by reference to Exhibit 3.3 to Valeant Pharmaceuticals International’s Form 10-K for the year ended December 31, 2009.

(3)	Incorporated by reference to Exhibit 99.2 to Valeant Pharmaceuticals International’s Current Report on Form 8-K, filed June 11, 2009.

(4)	Incorporated by reference to Exhibit 99.1 to Valeant Pharmaceuticals International’s Current Report on Form 8-K, filed June 11, 2009.

     ITEM 22. UNDERTAKINGS
The undersigned registrants hereby undertake:
(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(e)	That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
(f)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(h)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the following registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on March 5, 2010.

Valeant Pharmaceuticals International
By:	/S/ PETER J. BLOTT
	Name:	Peter J. Blott
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint J. Michael Pearson and Steve T. Min, with full power of substitution and resubstitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effectuate the same as fully and to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ J. MICHAEL PEARSON J. Michael Pearson	Chairman and Chief Executive Officer (Principal Executive Officer)	March 5, 2010

/S/ PETER J. BLOTT Peter J. Blott	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 5, 2010

/S/ BRANDON B. BOZE Brandon B. Boze	Director	March 5, 2010

/S/ ROBERT A. INGRAM Robert A. Ingram	Director	March 5, 2010

/S/ RICHARD H. KOPPES Richard H. Koppes	Director	March 5, 2010

Signature	Title	Date

/S/ LAWRENCE N. KUGELMAN Lawrence N. Kugelman	Director	March 5, 2010

/S/ ANDERS LÖNNER Anders Lönner	Director	March 5, 2010

/S/ THEO MELAS-KYRIAZI Theo Melas-Kyriazi	Director	March 5, 2010

/S/ G. MASON MORFIT G. Mason Morfit	Director	March 5, 2010

/S/ NORMA A. PROVENCIO Norma A. Provencio	Director	March 5, 2010

/S/ STEPHEN F. STEFANO Stephen F. Stefano	Director	March 5, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the following registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on March 5, 2010.

Amarin Pharmaceuticals Inc.
By:	/S/ STEVE T. MIN
	Name:	Steve T. Min
	Title:	President

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint J. Michael Pearson and Steve T. Min, with full power of substitution and resubstitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effectuate the same as fully and to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEVE T. MIN Steve T. Min	President and Director (Principal Executive Officer)	March 5, 2010

/S/ PETER J. BLOTT Peter J. Blott	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	March 5, 2010

/S/ ROBERT R. CHAI-ONN Robert R. Chai-Onn	Vice President, Assistant General Counsel, Corporate Secretary and Director	March 5, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the following registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on March 5, 2010.

Harbor Pharmaceuticals, Inc.
By:	/S/ STEVE T. MIN
	Name:	Steve T. Min
	Title:	President

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint J. Michael Pearson and Steve T. Min, with full power of substitution and resubstitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effectuate the same as fully and to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEVE T. MIN Steve T. Min	President and Director (Principal Executive Officer)	March 5, 2010

/S/ PETER J. BLOTT Peter J. Blott	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	March 5, 2010

/S/ ROBERT R. CHAI-ONN Robert R. Chai-Onn	Vice President, Secretary and Director	March 5, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the following registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on March 5, 2010.

Healthchoice Online, LLC
By:	/S/ STEVE T. MIN
	Name:	Steve T. Min
	Title:	Managing Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint J. Michael Pearson and Steve T. Min, with full power of substitution and resubstitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effectuate the same as fully and to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEVE T. MIN Steve T. Min	Managing Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	March 5, 2010

/S/ J. MICHAEL PEARSON J. Michael Pearson	Director of Valeant Pharmaceuticals International, the registrant’s sole member	March 5, 2010

/S/ BRANDON B. BOZE Brandon B. Boze	Director of Valeant Pharmaceuticals International, the registrant’s sole member	March 5, 2010

/S/ ROBERT A. INGRAM Robert A. Ingram	Director of Valeant Pharmaceuticals International, the registrant’s sole member	March 5, 2010

/S/ RICHARD H. KOPPES Richard H. Koppes	Director of Valeant Pharmaceuticals International, the registrant’s sole member	March 5, 2010

Signature	Title	Date

/S/ LAWRENCE N. KUGELMAN Lawrence N. Kugelman	Director of Valeant Pharmaceuticals International, the registrant’s sole member	March 5, 2010

/S/ ANDERS Lönner Anders Lönner	Director of Valeant Pharmaceuticals International, the registrant’s sole member	March 5, 2010

/S/ THEO MELAS-KYRIAZI Theo Melas-Kyriazi	Director of Valeant Pharmaceuticals International, the registrant’s sole member	March 5, 2010

/S/ G. MASON MORFIT G. Mason Morfit	Director of Valeant Pharmaceuticals International, the registrant’s sole member	March 5, 2010

/S/ NORMA A. PROVENCIO Norma A. Provencio	Director of Valeant Pharmaceuticals International, the registrant’s sole member	March 5, 2010

/S/ STEPHEN F. STEFANO Stephen F. Stefano	Director of Valeant Pharmaceuticals International, the registrant’s sole member	March 5, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the following registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on March 5, 2010.

Hyland Capital, Inc.
By:	/S/ STEVE T. MIN
	Name:	Steve T. Min
	Title:	President

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint J. Michael Pearson and Steve T. Min, with full power of substitution and resubstitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effectuate the same as fully and to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEVE T. MIN Steve T. Min	President and Director (Principal Executive Officer)	March 5, 2010

/S/ PETER J. BLOTT Peter J. Blott	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	March 5, 2010

/S/ ROBERT R. CHAI-ONN Robert R. Chai-Onn	Secretary and Director	March 5, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the following registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on March 5, 2010.

ICN Medical Alliance, Inc.
By:	/S/ PETER J. BLOTT
	Name:	Peter J. Blott
	Title:	President and Treasurer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint J. Michael Pearson and Steve T. Min, with full power of substitution and resubstitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effectuate the same as fully and to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PETER J. BLOTT Peter J. Blott	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	March 5, 2010

/S/ ROBERT R. CHAI-ONN Robert R. Chai-Onn	Vice President, Secretary and Director	March 5, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the following registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on March 5, 2010.

ICN Southeast, Inc.
By:	/S/ STEVE T. MIN
	Name:	Steve T. Min
	Title:	President

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint J. Michael Pearson and Steve T. Min, with full power of substitution and resubstitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effectuate the same as fully and to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEVE T. MIN Steve T. Min	President and Director (Principal Executive Officer)	March 5, 2010

/S/ PETER J. BLOTT Peter J. Blott	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	March 5, 2010

/S/ ROBERT R. CHAI-ONN Robert R. Chai-Onn	Vice President, Secretary and Director	March 5, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the following registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on March 5, 2010.

Oceanside Pharmaceuticals, Inc.
By:	/S/ STEVE T. MIN
	Name:	Steve T. Min
	Title:	President

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint J. Michael Pearson and Steve T. Min, with full power of substitution and resubstitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effectuate the same as fully and to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEVE T. MIN Steve T. Min	President and Director (Principal Executive Officer)	March 5, 2010

/S/ PETER J. BLOTT Peter J. Blott	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	March 5, 2010

/S/ ROBERT R. CHAI-ONN Robert R. Chai-Onn	Secretary and Director	March 5, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the following registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on March 5, 2010.

Valeant Biomedicals, Inc.
By:	/S/ PETER J. BLOTT
	Name:	Peter J. Blott
	Title:	President and Treasurer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint J. Michael Pearson and Steve T. Min, with full power of substitution and resubstitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effectuate the same as fully and to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PETER J. BLOTT Peter J. Blott	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	March 5, 2010

/S/ ROBERT R. CHAI-ONN Robert R. Chai-Onn	Vice President, Secretary and Director	March 5, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the following registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on March 5, 2010.

Valeant China, Inc.
By:	/S/ STEVE T. MIN
	Name:	Steve T. Min
	Title:	President

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint J. Michael Pearson and Steve T. Min, with full power of substitution and resubstitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effectuate the same as fully and to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEVE T. MIN Steve T. Min	President and Director (Principal Executive Officer)	March 5, 2010

/S/ PETER J. BLOTT Peter J. Blott	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	March 5, 2010

/S/ ROBERT R. CHAI-ONN Robert R. Chai-Onn	Secretary and Director	March 5, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the following registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on March 5, 2010.

Valeant Pharmaceuticals North America
By:	/S/ STEVE T. MIN
	Name:	Steve T. Min
	Title:	Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint J. Michael Pearson and Steve T. Min, with full power of substitution and resubstitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effectuate the same as fully and to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ J. MICHAEL PEARSON J. Michael Pearson	Chief Executive Officer (Principal Executive Officer)	March 5, 2010

/S/ PETER J. BLOTT Peter J. Blott	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	March 5, 2010

/S/ STEVE T. MIN Steve T. Min	Executive Vice President, General Counsel, Corporate Secretary and Director	March 5, 2010

/S/ ROBERT R. CHAI-ONN Robert R. Chai-Onn	Director	March 5, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the following registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on March 5, 2010.

Coria Laboratories, Ltd.
By:	/S/ STEVE T. MIN
	Name:	Steve T. Min
	Title:	Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint J. Michael Pearson and Steve T. Min, with full power of substitution and resubstitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effectuate the same as fully and to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ J. MICHAEL PEARSON J. Michael Pearson	Chief Executive Officer (Principal Executive Officer)	March 5, 2010

/S/ PETER J. BLOTT Peter J. Blott	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	March 5, 2010

/S/ STEVE T. MIN Steve T. Min	Executive Vice President, General Counsel, Corporate Secretary and Director	March 5, 2010

/S/ ELISA A. KARLSON Elisa A. Karlson	Director	March 5, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the following registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on March 5, 2010.

Dow Pharmaceutical Sciences, Inc.
By:	/S/ STEVE T. MIN
	Name:	Steve T. Min
	Title:	Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint J. Michael Pearson and Steve T. Min, with full power of substitution and resubstitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effectuate the same as fully and to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ J. MICHAEL PEARSON J. Michael Pearson	Chief Executive Officer (Principal Executive Officer)	March 5, 2010

/S/ PETER J. BLOTT Peter J. Blott	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	March 5, 2010

/S/ STEVE T. MIN Steve T. Min	Executive Vice President, General Counsel, Corporate Secretary and Director	March 5, 2010

S/ ELISA A. KARLSON Elisa A. Karlson	Director	March 5, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
3.1	Restated Certificate of Incorporation of Valeant Pharmaceuticals International, as amended to date. (1)

3.2	Amended and Restated Bylaws of Valeant Pharmaceuticals International. (2)

3.3*	Certificate of Incorporation of Amarin Pharmaceuticals Inc., as amended to date.

3.4*	Bylaws of Amarin Pharmaceuticals Inc.

3.5*	Articles of Incorporation of Harbor Pharmaceuticals, Inc.

3.6*	Bylaws of Harbor Pharmaceuticals, Inc.

3.7*	Certificate of Formation of Healthchoice Online, LLC.

3.8*	Operating Agreement of Healthchoice Online, LLC.

3.9*	Certificate of Incorporation of Hyland Capital, Inc.

3.10*	Bylaws of Hyland Capital, Inc.

3.11*	Articles of Incorporation of ICN Medical Alliance, Inc., as amended to date.

3.12*	Bylaws of ICN Medical Alliance, Inc., formerly known as ICN Acquisition Corp.

3.13*	Certificate of Incorporation of ICN Southeast, Inc.

3.14*	Bylaws of ICN Southeast, Inc.

3.15*	Certificate of Incorporation of Oceanside Pharmaceuticals, Inc., as amended to date.

3.16*	Bylaws of Oceanside Pharmaceuticals, Inc.

3.17*	Amended and Restated Certificate of Incorporation of Valeant Biomedicals, Inc.

3.18*	Amended and Restated Bylaws of Valeant Biomedicals, Inc.

3.19*	Certificate of Incorporation of Valeant China, Inc., as amended to date.

3.20*	Bylaws of Valeant China, Inc., formerly known as ICN China, Inc.

3.21*	Amended and Restated Certificate of Incorporation of Valeant Pharmaceuticals North America.

3.22*	Amended and Restated Bylaws of Valeant Pharmaceuticals North America.

3.23*	Amended Certificate of Incorporation of Coria Laboratories, Ltd.

3.24*	Bylaws of Coria Laboratories, Ltd.

3.25*	Amended and Restated Certificate of Incorporation of Dow Pharmaceutical Sciences, Inc.

3.26*	Bylaws of Dow Pharmaceutical Sciences, Inc.

Exhibit Number	Description of Exhibits
4.1	Indenture, dated as of June 9, 2009, by and among Valeant Pharmaceuticals International, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (including Form of 8.375% Senior Note due 2016 and related Guarantees). (3)

4.2	Exchange and Registration Rights Agreement, dated as of June 9, 2009, by and among the Valeant Pharmaceuticals International, Goldman, Sachs & Co. and UBS Securities LLC as Representatives of the several Initial Purchasers named therein and the Guarantors named therein (relating to the 8.375% Senior Notes due 2016). (4)

5.1*	Opinion of Morgan, Lewis & Bockius, LLP.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Morgan, Lewis & Bockius, LLP (contained in opinion filed as Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney (included on signature pages attached hereto).

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, with respect to the Trustee (relating to trustee under indenture governing the 8.375% Senior Notes due 2016).

99.1*	Form of Letter of Transmittal.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Form of Letter to Brokers, Dealers.

99.4*	Form of Letter to Clients.

*	Filed herewith.

(1)	Incorporated by reference to Exhibit 3.1 to Valeant Pharmaceuticals International’s Form 10-Q for the quarter ended September 30, 2003 (File No. 03995078).

(2)	Incorporated by reference to Exhibit 3.3 to Valeant Pharmaceuticals International’s Form 10-K for the year ended December 31, 2009.

(3)	Incorporated by reference to Exhibit 99.2 to Valeant Pharmaceuticals International’s Current Report on Form 8-K, filed June 11, 2009.

(4)	Incorporated by reference to Exhibit 99.1 to Valeant Pharmaceuticals International’s Current Report on Form 8-K, filed June 11, 2009.